UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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VSE Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Notice of 2021 Annual Meeting of Stockholders and Proxy Statement

April 2, 2021

Fellow Stockholders:

We cordially invite you to attend the annual meeting of stockholders of VSE Corporation (“VSE” or the “Company”) to be held on Wednesday, May 5, 2021, commencing at 10:00 a.m., Eastern Daylight Time, by virtual meeting via a live audio webcast (the “Annual Meeting”). Due to the ongoing COVID-19 pandemic we will not be conducting an in-person meeting this year. You can access the virtual Annual Meeting at the meeting time at www.virtualshareholdermeeting.com/VSEC2021. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.

Proxy materials will be sent to our stockholders by mail and are available over the Internet. You may read, print and download our 2020 Annual Report to Stockholders, 2021 Proxy Statement and 2021 Proxy Vote Card at www.proxyvote.com. You may vote your VSE common stock by Internet, by regular mail or virtually during the Annual Meeting. In-person voting will not be available this year. Instructions regarding the various methods of voting are contained on the notice of the Annual Meeting and on the Proxy Card.

The proxy materials describe the formal business to be transacted at the Annual Meeting. VSE directors and officers will be present to answer questions that you and other stockholders may have. Included in the materials is our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 containing detailed information concerning the Company’s operations, financial condition and operating performance.

The business to be conducted at the Annual Meeting consists of (1) the election of eight directors; (2) to approve amendments to VSE's Certificate of Incorporation, as amended (the “Charter”) to increase the number of authorized shares of common stock from 15,000,000 shares to 50,000,000 shares; (3) to ratify the appointment of Grant Thornton LLP as VSE's independent registered public accounting firm for the year ending December 31, 2021; (4) to approve, on a non-binding advisory basis, the compensation of our named executive officers; (5) a non-binding advisory vote on the frequency of the advisory vote to approve named executive officer compensation; (6) to approve the VSE Corporation 2021 Employee Stock Purchase Plan; and (7) the transaction of any other business that may properly come before the Annual Meeting.

VSE's Board of Directors unanimously recommends a vote (1) "FOR" the election of each of the eight director nominees; (2) "FOR" the approval of the amendments to VSE's Charter to increase the number of authorized shares of common stock from 15,000,000 shares to 50,000,000 shares; (3) "FOR" the ratification of the appointment of Grant Thornton LLP as our independent registered accounting firm for the year ending December 31, 2021; (4) "FOR" the approval by a non-binding advisory vote of our named executive officer compensation; (5) "FOR" a non-binding advisory vote, to hold an advisory vote to approve named executive officer compensation on an annual basis; and (6) "FOR" the approval of the VSE Corporation 2021 Employee Stock Purchase Plan. Your vote is important. Please vote your VSE common stock now, as it will ensure that your vote is properly counted.

We thank you for your support and look forward to your participation in the Annual Meeting.

Sincerely,
VSE CORPORATION

Gen. Ralph "Ed" Eberhart
Chair of the Board

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VSE CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2021

April 2, 2021

To the Stockholders of VSE Corporation:

Notice is hereby given that the annual meeting of stockholders of VSE Corporation, a Delaware corporation (“VSE” or the “Company”), will be held on Wednesday, May 5, 2021, commencing at 10:00 a.m., Eastern Daylight Time, by virtual meeting via live audio webcast, for the following purposes (the “Annual Meeting”):

1.	To elect eight directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To approve amendments to VSE's Charter to increase the number of authorized shares of common stock from 15,000,000 shares to 50,000,000 shares;
3.	To ratify the appointment of Grant Thornton LLP as VSE's independent registered public accounting firm for the year ending December 31, 2021;
4.	To approve, on a non-binding advisory basis, the compensation of our named executive officers;
5.	To provide a non-binding advisory vote on the frequency of the advisory vote to approve our named executive officer compensation;
6.	To approve the VSE Corporation 2021 Employee Stock Purchase Plan; and
7.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only record holders of VSE common stock as of the close of business on March 17, 2021 will be entitled to notice of, and to vote at, the Annual Meeting, and at any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting and at any adjournments thereof will be open to the examination of any stockholder during the 10 days prior to the Annual Meeting by appointment only.

The VSE Corporation 2020 Form 10-K and Annual Report to Stockholders, which contains the Company’s consolidated financial statements and other information of interest to stockholders, accompanies this proxy material.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. STOCKHOLDERS HAVE A CHOICE OF VOTING BY PROXY CARD, THE INTERNET OR DURING THE ANNUAL MEETING, AS DESCRIBED ON YOUR PROXY CARD. CHECK YOUR PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD TO SEE THE OPTIONS AVAILABLE TO YOU. ANY STOCKHOLDER PRESENT VIRTUALLY AT THE ANNUAL MEETING MAY WITHDRAW HIS OR HER PROXY PRIOR TO HIS OR HER SHARES BEING VOTED BY VOTING PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

By Order of the Board of Directors
Thomas M. Kiernan, Secretary

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VSE CORPORATION

PROXY STATEMENT
Annual Meeting of Stockholders
to be held on May 5, 2021

ABOUT THE 2021 ANNUAL MEETING AND VOTING AT THE VIRTUAL MEETING
This Proxy Statement is being furnished to the stockholders of VSE Corporation, a Delaware corporation (“VSE” or the “Company”), in connection with the solicitation of proxies by VSE’s Board of Directors (the “Board”) for use at the Annual Meeting of VSE’s stockholders to be held on Wednesday, May 5, 2021, commencing at 10:00 a.m., Eastern Daylight Time. The 2021 Stockholders Meeting will be a virtual meeting, held via live audio webcast, and at any adjournments thereof for the purposes specified in the accompanying Notice of Meeting (the “Annual Meeting”).

The mailing address of VSE’s principal executive office is 6348 Walker Lane, Alexandria, Virginia 22310-3226. VSE’s telephone number is (703) 960-4600. Your Annual Meeting materials, including the Notice of Annual Meeting, Proxy Statement and proxy card from our Board, are enclosed. The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders entitled to notice of, and to vote at, the Annual Meeting on or about April 2, 2021. If you received your Annual Meeting materials via e-mail, the e-mail contained voting instructions and links to our 2020 Annual Report to Stockholders and this Proxy Statement on the Internet, which are both available at www.proxyvote.com.

The close of business on March 17, 2021 is the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Holders of a majority of VSE’s outstanding common stock, par value $.05 per share (“Stock” or “VSE Stock”), as of the close of business on March 17, 2021, must be present at the Annual Meeting, either in person or represented by properly executed proxy, to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted solely for the purpose of determining whether a quorum is present, but broker non-votes will not be treated as present for quorum purposes. A proxy submitted by a broker that is not voted is sometimes referred herein to as a broker non-vote.

As of the close of business on March 17, 2021, there were 12,691,570 shares of Stock outstanding and approximately 227 stockholders of record. Each stockholder is entitled to one vote for each share of Stock held of record as of the close of business on March 17, 2021, on all matters that may be submitted to the stockholders at the Annual Meeting. All Stock represented by valid proxies will be voted at the Annual Meeting in accordance with the directions on the proxies. If you are a stockholder whose Stock is not registered in your own name, you will need appropriate documentation from the stockholder of record to vote during the Annual Meeting. If you want to vote your Stock that is held in street name virtually during the Annual Meeting, you will need a valid 16-digit control number from the broker, bank or other nominee who holds your Stock.

Matters for stockholder to consider:

As discussed in more detail below, the purpose of the Annual Meeting is (1) to vote for the election of eight directors to the Board; (2) to approve amendments to VSE's Charter to increase the number of authorized shares of common stock from 15,000,000 shares to 50,000,000 shares; (3) to ratify the appointment of Grant Thornton LLP as VSE's independent registered public accounting firm for the year ending December 31, 2021; (4) to approve, on a non-binding advisory basis, the compensation of our named executive officers; (5) to provide a non-binding advisory vote on the frequency of the advisory vote to approve named executive officer compensation; (6) to approve the VSE Corporation 2021 Employee Stock Purchase Plan; and (7) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Recommendations of the Board

The Board recommends a vote:
1.“FOR” the election of each of the eight director nominees named in this Proxy Statement;
2."FOR" approval of amendments to VSE's Charter to increase the number of authorized shares of common stock from 15,000,000 shares to 50,000,000 shares;
3."FOR" the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2021;
4.“FOR” the approval by a non-binding advisory vote of our named executive officer compensation;
5."FOR" a recommendation, by a non-binding advisory vote, to hold an advisory vote to approve named executive officer compensation on an annual basis; and

6."FOR" approval of the VSE Corporation 2021 Employee Stock Purchase Plan.
Vote Required

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

The approval of amendments to VSE's Charter to increase the number of authorized shares of common stock from 15,000,000 shares to 50,000,000 shares requires the affirmative vote of a majority of the Stock present or by proxy, at the Annual Meeting and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal.

The ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm will be determined by a majority of the votes cast, without regard to broker non-votes or abstentions.

The approval of the non-binding advisory resolution to approve the Company’s named executive officer compensation requires the affirmative vote of a majority of the Stock present or by proxy, at the Annual Meeting and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect on the outcome of the advisory vote. The results of this advisory vote are not binding on the Board.

The advisory vote on the frequency of advisory votes to approve the Company’s named executive officer compensation will be determined based on a plurality of the votes cast. This means that the option that receives the most votes will be recommended by the stockholders to the Board. Abstentions and broker non-votes are not counted for the advisory vote on frequency of advisory votes to approve the Company’s named executive officer compensation and, therefore, will have no effect on the outcome of the proposal. The results of this advisory vote are not binding on the Board.

The approval of the VSE Corporation 2021 Employee Stock Purchase Plan requires the number of votes cast in favor of the Plan to exceed the number of votes cast against this proposal. Abstentions with respect to this proposal will have the same effect as votes against the proposal. Broker non-votes will not have any effect on the outcome of this proposal.

How to Vote

We make our proxy materials available to stockholders by mail and on the Internet. You may read, print and download our 2020 Annual Report to Stockholders (which includes our Annual Report on Form 10-K for 2020), 2021 Proxy Statement and proxy card at www.proxyvote.com. On an ongoing basis, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail. You may vote your Stock by Internet, by regular mail, or virtually during the Annual Meeting. Each of these voting options is described in the notice and the proxy card.

You should complete and return your proxy card, or vote using the Internet voting option, to ensure that your vote is counted at the Annual Meeting, regardless of whether you plan to attend. If you return an executed proxy card without marking your instructions, your executed proxy card will be voted in accordance with the recommendations of the Board. In connection therewith, the Board has designated the Chair of the Board, Gen. Ralph E. Eberhart and VSE’s Corporate Secretary, Thomas M. Kiernan as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your Stock will be voted in accordance with your instructions.

Additionally, you may vote during the Annual Meeting by logging into the meeting website at www.virtualshareholdermeeting.com/VSEC2021, using the 16‐digit control number included on your Notice, and following the instructions provided on the website. Stock held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Stock for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your stock in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a beneficial owner and hold Stock in street name through a broker or other nominee and do not return the voting instruction card, the broker or other nominee will vote your Stock on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters and do not have the discretion to vote on non-routine matters. Because the uncontested election of directors, approval of the VSE Corporation 2021 Employee Stock Purchase Plan and any advisory vote regarding the Company’s named executive officer compensation are considered non-routine matters, brokers will not have the discretion to vote on such matters at the Annual Meeting.

Revocation of Proxies

A stockholder returning a proxy to VSE may revoke it at any time before it is exercised by granting a later proxy with respect to the same Stock or by communicating such revocation in writing to our Corporate Secretary. In addition, any stockholder who has executed a proxy but attends the Annual Meeting may cancel a previously given proxy by voting during the meeting whether or not the proxy has been revoked in writing.

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COMPANY OVERVIEW AND FINANCIAL HIGHLIGHTS

About VSE Corporation

VSE is a leading provider of aftermarket distribution and repair services for land, sea and air transportation assets supporting government and commercial markets. Core services include maintenance, repair and overhaul (MRO) services, parts distribution, supply chain management and logistics, engineering support, and consulting and training services for global commercial, federal, military and defense customers. VSE also provides information technology and energy consulting services.

2020 Financial Highlights

The financial highlights set forth below should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations,” included in Item 7 of the 2020 Annual Report on Form 10-K, and the Consolidated Financial Statements and detailed notes included in such Annual Report.

(in thousands, except per share data)

	Years ended December 31,
	2020	2019	2018	2017	2016

Revenues	$661,659	$752,627	$697,218	$760,113	$691,790

Net (loss) income (1)	$(5,171)	$37,024	$35,080	$39,096	$26,793

Basic earnings per share:
Net (loss) income (1)	$(0.47)	$3.38	$3.23	$3.61	$2.48

Diluted earnings per share:
Net (loss) income (1)	$(0.47)	$3.35	$3.21	$3.60	$2.47

Cash dividends per common share	$0.36	$0.35	$0.31	$0.270	$0.235
(1) Net income and basic and diluted earnings per share prior to 2017 were not impacted by the Tax Cuts and Jobs Act.

	As of December 31,
	2020	2019	2018	2017	2016

Working capital	$215,729	$191,158	$176,342	$134,563	$110,021

Total assets	$780,081	$845,864	$638,828	$629,013	$661,839

Long-term debt	$230,714	$253,128	$151,133	$165,614	$193,621

Long-term operating lease obligations	$22,815	$24,441	$—	$—	$—

Long-term lease obligations	$—	$—	$18,913	$20,581	$21,959

Stockholders' equity	$356,317	$363,101	$328,395	$293,095	$255,194

Executive Officers

Executive officers are listed below, as well as information concerning their age and positions held with VSE. There are no family relationships between any of our executive officers. The executive officers are appointed annually to serve until the first meeting of VSE's Board of Directors (the "Board") following the next annual meeting of stockholders and until their successors are elected and have qualified, or until death, resignation or removal, whichever is sooner.

Name	Age	Position with VSE
John A. Cuomo	47	Director, Chief Executive Officer and President
Stephen D. Griffin	35	Senior Vice President and Chief Financial Officer
Thomas M. Kiernan	53	Vice President, General Counsel and Corporate Secretary
Chad Wheeler	46	President, Fleet Segment
Robert A. Moore	50	President, Federal and Defense Segment
Benjamin A. Thomas	37	President, Aviation Segment

Mr. Cuomo joined VSE on April 15, 2019 as Chief Executive Officer and President and was elected as a VSE director by the Board effective the same date. Mr. Cuomo served as Vice President and General Manager of Boeing Distribution Services Inc., an aircraft parts and consumables distributor and subsidiary of The Boeing Company, from October 2018 to March 2019. Prior to Boeing’s acquisition of the Aerospace Solutions Group of KLX Inc., (KLX) a commercial aerospace and defense distributor of fasteners and consumables and provider of other related services, in October 2018, Mr. Cuomo served as Group Vice President and General Manager for KLX Aerospace Solutions, from December 2014 to October 2018. Mr. Cuomo has 20 years of experience in the aerospace and defense distribution and services market. Prior to his role at KLX, Mr. Cuomo served in multiple roles and functions at B/E Aerospace from April 2000 to December 2014, including Vice President & General Manager and Senior Vice President, Global Sales, Marketing & Business Development. He has a Bachelor of Science degree in International Business, a Juris Doctorate degree from the University of Miami, a Master of Business Administration degree from the University of Florida and is an alumnus of Harvard Business School, having completed the Advanced Management Program in 2021.

Mr. Griffin joined VSE in November 2020 as Senior Vice President and Chief Financial Officer. Mr. Griffin brings more than a decade of experience in senior finance leadership roles with General Electric, and most recently as Chief Financial Officer of Engine Services at GE Aviation, an aircraft engine supplier, from July 2019 to October 2020. In this role, Griffin led the financial organization for a $15 billion engine overhaul, repair and parts sales division, which included commercial pricing, contract restructuring and financial reporting. Earlier in his career, Griffin served as the CFO for GE Aviation’s Supply Chain Division, a role in which he led a team focused on product cost, sourcing, cash management and capital expenditures. While at GE, Mr. Griffin also served as a board member for multiple global joint ventures. Mr. Griffin received his B.S. in Finance and Accounting from Boston College and is a 2021 Executive MBA candidate from the University of Michigan, Ross School of Business.

Mr. Kiernan has served as VSE's Vice President, General Counsel and Corporate Secretary since November 2008. Prior to joining VSE, Mr. Kiernan served as Vice President, General Counsel, and Secretary for Intelsat General Corporation (2003-2008), a subsidiary of Intelsat, Ltd., serving government and commercial customers, where he was responsible for managing legal and regulatory compliance and directing the administration support group, including human resources, security, and contracts. Prior to joining Intelsat General Corporation, Mr. Kiernan served as a member of the Intelsat, Ltd., Office of General Counsel (2000-2003). Mr. Kiernan is a graduate of Virginia Tech (B.A., Political Science) and George Mason University School of Law. He is a member of the Virginia Bar.

Mr. Wheeler, president of our Fleet segment, has served since July 2013. Since 1991, Mr. Wheeler has served in various roles for Wheeler Fleet Solutions, Co., including Senior Vice President of Operations, Senior Vice President of Sales and Marketing, and Marketing and Sales Manager. While serving as Marketing and Sales Manager, Mr. Wheeler coordinated implementation of Wheeler Fleet's Managed Inventory Program which is used at the Vehicle Maintenance Facilities of the United States Postal Service throughout the country. Mr. Wheeler received a Marketing degree from Indiana University of Pennsylvania.

Mr. Moore joined VSE in September 2019 as president of VSE’s Federal and Defense Services segment. Prior to joining VSE, Mr. Moore held the position of Chief Business Development Officer for S&K Technologies, Inc., an IT service management company, since 2018. He was the President of RAM3, a private consulting firm, from 2017 to 2018, and Vice President of Business Development and Strategy at IAP Worldwide

Services, Inc., a provider of global-scale logistics, facilities management, and advanced professional and technical services, in 2017. Mr. Moore earned a Master of Business Administration (MBA) from Oklahoma City University, and a Bachelor of Science degree in Technology Management from the University of Maryland University College.

Mr. Thomas joined VSE in October 2020 as the President of our Aviation segment. Mr. Thomas is responsible for the strategic oversight of the MRO services and product distribution businesses, as well as sourcing, customer relationships, capital allocation and acquisitions. Previously, Mr. Thomas managed aftermarket growth strategies in the aerospace consumables market for Boeing Global Services, a service solutions provider for commercial, defense and space customers, from October 2018 to October 2020, and KLX Aerospace Solutions, a commercial aerospace and defense distributor of fasteners and consumables and provider of other related services, from October 2010 to October 2018. He has a master’s degree in business administration from Harvard Business School and a bachelor’s degree in industrial and systems engineering from the University of Southern California.

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Proposal No. 1

ELECTION OF DIRECTORS

Nominees

At the Annual Meeting, stockholders will elect, by a plurality of the votes cast, in person or by proxy, eight VSE directors who will constitute the entire Board. Each nominee listed below is currently serving as a VSE director and was elected by the stockholders at the 2020 annual meeting of stockholders. Each nominee elected as a director will serve until the next annual meeting of stockholders and until his or her successor is elected and qualified. If any nominee should become unable to serve for any reason, the proxies will be voted for such substitute nominee as shall be designated by the Board. The eight nominees for election as VSE directors and certain information regarding them are as follows:

Name and Principal Occupation	Age	Director since

John A. Cuomo	47	2019
Mr. Cuomo was appointed Chief Executive Officer and President of VSE in April of 2019. Previously Mr. Cuomo served as Vice President and General Manager of Boeing Distribution Services Inc., an aircraft parts and consumables distributor and subsidiary of The Boeing Company, from October 2018 to March 2019. Prior to Boeing’s acquisition of the Aerospace Solutions Group of KLX Inc. (KLX) in October 2018, Mr. Cuomo served as Group Vice President and General Manager for KLX Aerospace Solutions beginning December 2014. Mr. Cuomo has 20 years of experience in the aerospace and defense distribution and services market. Prior to his role at KLX, Mr. Cuomo served in multiple roles and functions at B/E Aerospace from April 2000 to December 2014, including Vice President & General Manager and Senior Vice President, Global Sales, Marketing & Business Development.

Ralph E. Eberhart	74	2007
General, U.S. Air Force (Ret.), formerly Commander-in-Chief, North American Aerospace Defense Command (NORAD) and U.S. Northern Command. General Eberhart retired from the Air Force in 2005 after 36 years of military service. He was then appointed as President (2004-2020), and continues to serve as Chair, of the Armed Forces Benefit Association (AFBA), a non-profit association, and as Chair of its related enterprise, 5Star Life Insurance Co. General Eberhart is also a director of the following publicly traded companies: Triumph Group, Inc., since 2010 and Jacobs Engineering Group Inc., since 2012.

Mark E. Ferguson III	64	2017
Admiral, US Navy (Ret.), formerly the Commander of the U.S. Naval Forces Europe and Africa and Vice Chief of Naval Operations, he retired from the US Navy after 38 years of service as a nuclear-trained surface warfare officer. Admiral Ferguson has served as the Chief Executive Officer of MK3 Global LLC, a private consulting firm, since July 2016. He serves on the board of directors of Pacific Gas and Electric Corporation and the Center for Naval Analyses.

Calvin S. Koonce	83	1992
President and Managing Director of Montgomery Investment Management, Inc., a registered investment advisor and Chairman of Koonce Securities, LLC, a registered securities broker/dealer firm. Mr. Koonce has held both positions for more than the past five years.

James F. Lafond	78	2003
Retired certified public accountant and executive. From 1998 to 2002 Mr. Lafond was the Washington Area Managing Partner, PwC LLP. From 1964 to 1998 he served in various leadership positions at Coopers & Lybrand. He served as a director of WGL Holdings, Inc., a public utility holding company and parent company of WGL Energy, and WGL Energy (formerly Washington Gas and Light), energy supplier and environmentally friendly energy technology solutions provider, from 2003 to 2018. He continues to serve as director for various private nonprofit entities.

John E. "Jack" Potter	65	2014
President and Chief Executive Officer of the Metropolitan Washington Airports Authority, an independent airport authority, since July 2011. He served as the United States Postmaster General and Chief Executive Officer of the United States Postal Service from 2001 to 2010.

Lt. Gen Jack Stultz, USA (Ret.)	68	2012
Consultant to the Defense Industry and former Chief Army Reserve/ Commanding General, U.S. Army Reserve Command from 2006 to 2012. He was an operations manager for The Procter & Gamble Company from 1979 to 2007. General Stultz entered active duty in 1974 after receiving his officer’s commission from the Army Reserve Officer Training Corps at Davidson College. General Stultz has served as the Vice Chair of Reserve Affairs for the Association of the U.S. Army (AUSA) Council of Trustees since 2016.

Bonnie K. Wachtel	65	1991
Principal and Director of Wachtel & Co., Inc., brokers and underwriters since September 1984. Ms. Wachtel serves as a director of The ExOne Company and Information Analysis Incorporated. She has served as a director for six Nasdaq listed companies and served on the hearing panel for Nasdaq Listing Qualifications from 2006 to 2016. Ms. Wachtel is a Chartered Financial Analyst and member of the District of Columbia Bar.

Board, Committees and Corporate Governance

As of the date hereof, the Board consisted of eight members, all of whom were elected by the stockholders in 2020. Except for Mr. Cuomo, all of the nominees for directors are “independent” as defined by the applicable rules of The NASDAQ Stock Market, Inc. (“NASDAQ”). Because our Board Chair has no affiliation with the Company other than serving as Chair, we do not have a senior non-executive director. Throughout 2020, the seven independent directors regularly had the opportunity to meet without any management members present. During 2020, there were eight regular Board meetings. Each of the directors attended at least 75% of the total number of Board meetings (in person or by telephone) and at least 75% of the meetings of Board committees on which he or she served (during the period that he or she served) in 2020. We do not have a specific policy regarding attendance at the annual stockholders meeting. All directors, however, are encouraged to attend if available, and we try to ensure that at least one independent director attends the annual stockholders meeting and is available to answer stockholder questions. All eight directors virtually attended our annual meeting of stockholders in 2020.

The Board has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation and Human Resources Committee. The current charters for each of the Board committees are available on our website, www.vsecorp.com. The Board committee members, as of the date of this Proxy Statement, are identified in the following table.

Board Committees and Membership

Director	Audit Committee	Compensation and Human Resources Committee	Nominating and Corporate Governance Committee
Ralph E. Eberhart
Mark E. Ferguson III	X	X	X
Calvin S. Koonce		Chair	X
James F. Lafond	Chair		X
Jack E. Potter		X	X
Jack C. Stultz	X		Chair
Bonnie K. Wachtel	X	X	X

Audit Committee

The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee also reviews our guidelines and policies with respect to risk assessment and risk management, specifically our risk exposures in the areas of independent audit, financial reporting, internal controls and disclosure controls and internal audit, and evaluates the action management has taken to identify, monitor and control such exposures.

All of the Audit Committee members during the past fiscal year were independent in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”) and NASDAQ. Each Audit Committee member is able to read and understand fundamental financial statements, including our consolidated balance sheet and consolidated statements of income, comprehensive income, stockholders’ equity and cash flows. The Board has determined that the Audit Committee's Chair, Mr. Lafond, is an “audit committee financial expert” as defined in SEC Regulation S-K Item 407(d) (5). The Audit Committee met six times during 2020.

Compensation and Human Resources Committee

The primary purpose of the Compensation and Human Resources Committee is to oversee VSE’s compensation structure, to review and provide guidance to the Board regarding the compensation of VSE’s directors and officers, including the compensation of VSE’s chief executive officer and other executive officers, to review and provide guidance regarding employment agreements, to administer certain compensation plans, including equity compensation plans, and to perform such other duties and responsibilities as are consistent with the committee’s charter. The Compensation and Human Resources Committee reviews our guidelines and policies with respect to risk assessment and risk management, specifically our risk exposures related to compensation of directors, executives and management and the administration of our performance incentive and employee benefit plans, and evaluates the actions management has taken to identify, monitor and control such exposures. Each of the Compensation and Human Resources Committee members is independent in accordance with applicable NASDAQ rules. The committee met five times during 2020.

Matters recommended by the Compensation and Human Resources Committee, and any delegation of its authority, are subject to Board approval. If such approval is not received, the Compensation and Human Resources Committee will reconsider the recommendation or proposed delegation. The Compensation and Human Resources Committee has the authority to retain outside counsel or other experts or consultants as needed. Additional information on the role and responsibilities of the Compensation and Human Resources Committee, as well as the role of compensation consultants and executive officers in determining or recommending the amount or form of executive compensation, is provided below in the “Compensation Discussion and Analysis” section.

Nominating and Corporate Governance Committee

The primary purpose of the Nominating and Corporate Governance Committee is to make recommendations to the Board with respect to nominees to be proposed for election as directors and to corporate policies regarding, among other things, business conduct, securities trading, indemnification of VSE directors and officers, and conflicts of interest involving VSE directors, officers and employees. The committee also reviews our guidelines and policies with respect to risk assessment and risk management, specifically our risk exposures in the areas of corporate governance, compliance and ethics, as well as succession planning for the directors and senior management, and the actions management has taken to identify, monitor and control such exposures.

Each of the Nominating and Corporate Governance Committee members is independent in accordance with applicable NASDAQ rules. The Committee met two times during 2020.

Committee Structure and Risk

The Board has overall responsibility for oversight of our risk management plans, policies and practices. Each Board committee has been assigned oversight of certain risks associated with its respective activities as discussed in this Proxy Statement, and each committee’s charter has been revised to reflect these risk oversight responsibilities. The Board has approved a risk management policy that delineates the risk oversight responsibilities of management, the Board and its committees.

Director Nominations and Qualifications

Stockholders may recommend persons to be nominated for election as directors of VSE at the annual meeting of stockholders. To be considered, such recommendation must be submitted in accordance with VSE’s by-laws and must be received in writing by VSE’s Corporate Secretary no later than 90 days before the date in the year of the annual meeting that corresponds to the date on which the annual meeting was held during the immediate prior year. Nominations for the year 2022-2023 should be received by the Corporate Secretary no later than February 4, 2022. Such recommendation shall be accompanied by the proposing stockholder’s name, evidence that such stockholder is a beneficial owner of VSE Stock, and the candidate’s name, biographical data and qualifications.

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for Board membership as described below. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the directorship criteria discussed below.

Under these criteria for Board nominations, Board members should have the highest professional and personal ethics and values, consistent with longstanding VSE values and standards. As a group, the Board should have diverse and broad experience at the policy-making level in business, government, education, technology or public interest. Board members should be committed to enhancing stockholder value and have sufficient time to satisfy their duties as VSE directors and provide insight and practical wisdom based on experience. A Board member’s service as a member of other boards of directors of publicly traded companies should be limited so that the director is able, given his or her individual circumstances, to perform responsibly all duties as a Board member. Each VSE director must represent the interests of all stockholders. While we do not have a formal policy regarding diversity of Board nominees or a formal definition of “diversity,” the Nominating and Corporate Governance Committee has discussed diversity considerations of potential Board nominees within the context of Board succession planning. Factors discussed as relevant to the selection of Board nominees may include nature and length of business experience, including experience in business areas related to our three business segments, race, gender, age and factors that promote alignment of the Board with the interests of stockholders. The Nominating and Corporate Governance Committee recently discussed potential retirement time frames, transition planning with regard to succession, and optimal Board size.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Such committee periodically assesses the appropriate size of the Board, and whether any Board vacancies are expected due to retirement or otherwise. If vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for Board membership. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Corporate Governance Committee. Such committee also will review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. The committee has not in the past retained any third party to assist in identifying nominees for Board membership.

The traits identified with respect to the director nominees as qualifications to serve on the Board include:

John A. Cuomo	Experience includes 20 years in the aerospace and defense distribution and services market industry, including as an officer of Boeing Distribution Services Inc., KLX Aerospace Solutions and B/E Aerospace.

Ralph E. Eberhart
Experience as President (2004-2020) and Chair of the Armed Forces Benefit Association provides insight into challenges associated with managing complex organizations and holding management accountable for company performance.

Expertise in the defense industry due to 36 years of experience in the U.S. Air Force and senior positions in the U.S. military, including assignment as Commander-in-Chief North American Aerospace Defense Command and U.S. Northern Command.

Mark E. Ferguson III	Expertise in the defense industry due to 38 years of experience in the U.S. Navy and senior positions in the U.S. military, including service as Commander, U.S. Naval Forces Europe and Africa, and as Commander, NATO Joint Force Command, Naples, Italy. He also served as the Vice Chief of Naval Operations from 2011 to 2014.

Holds a master’s degree in Computer Science from the Naval Postgraduate School and has expertise in cyber defense, congressional and regulatory affairs, strategic planning, and personnel and operations management.

Graduate of the National Association of Corporate Directors (NACD) Cyber Risk Oversight Program; Holds a certificate in Cyber Security Oversight from Carnegie Mellon University.

Calvin S. Koonce
Experience as sole member of Koonce Securities, LLC, a registered securities broker-dealer, and President and Managing Director of Montgomery Investment Management, Inc., a registered investment advisor, provides insight into the enhancement of stockholder value.

Familiarity with VSE’s legacy federal and defense strategies and operations resulting from service as a VSE director for more than 28 years.

James F. Lafond
Experience in business management, public company accounting, financial disclosure and financial systems oversight gained from his experience as Area Managing Partner for Greater Washington at PricewaterhouseCoopers LLP (PwC).

Expertise in risk management processes given his experience as Area Managing Partner for PwC and serving as an engagement partner for entities involved in many businesses, including manufacturing companies and financial institutions.

John E. ‘Jack’ Potter
Extensive management experience, leadership ability and record of accomplishment having served as United States Postmaster General for 10 years and held various management positions within the United States Postal Service prior to such appointment.

More than nine years of experience as President and Chief Executive Officer of the Metropolitan Washington Airport Authority, managing large, complex and multifaceted transportation infrastructure projects.

Provides insight into manufacturing, supply and distribution practices of large supply chain management organizations.

Jack C. Stultz
Experience as the Commanding General for the U.S. Army Reserve Command provides insight into the needs and requirement of our customers, as well as the trends that will shape and influence our customers into the future.

More than 38 years of experience in the U.S. Army provides keen insight on the past, current and future status of the U.S. Defense Industry.

More than 29 years of private industry experience provides a balanced background of significant government and industry leadership positions.

Bonnie K. Wachtel
Experience as Supervisory Control Principal and Director of Wachtel & Co., Inc. provides management experience in financial systems, people and processes.

Service with the Listing Qualifications Panel of NASDAQ and holding of Chartered Financial Analyst certification provides expertise in the functioning of capital markets and insight into the enhancement of stockholder value.

Leadership Structure of the Board

The positions of Chair of the Board and VSE’s chief executive officer (“CEO”) are separated at VSE. The Board believes that this separation of positions best serves the Company’s current needs and effectively maintains independent oversight of management.

Communications with the Board

Individuals may communicate with the Board by submitting an email to the Board at board@vsecorp.com. All directors have access to this email address. Communications that are intended specifically for non-employee directors should be sent to the email address above to the attention of the Corporate Secretary. Communications to the Board by mail can be addressed to The Board of Directors or a particular Board member c/o VSE Corporation, 6348 Walker Lane, Alexandria, Virginia 22310-3226.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all of VSE's directors, officers, including VSE’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and employees. The Code is posted on VSE’s website at www.vsecorp.com. VSE intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding any waiver or amendment of the Code with respect to VSE’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions, by posting such required information on VSE’s website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which together with the Company’s Charter, by-laws, committee charters and other key governance practices and policies, provide the framework for the Company's corporate governance. VSE’s by-laws were reviewed, amended and adopted by the Board on July 31, 2013. Additionally, the Corporate Governance Guidelines were reviewed, amended and adopted by the Board on December 9, 2020. The Nominating and Corporate Governance Committee charter was reviewed, amended and adopted by the Board on December 9, 2020. The charter of the Audit Committee was reviewed, amended and adopted by the Board on October 28, 2020, and the Compensation and Human Resources Committee was reviewed, amended and adopted by the Board on October 28, 2020.

The guidelines, by-laws and committee charters are posted on VSE’s website at www.vsecorp.com. The Board recognizes that ensuring that the Company observes good corporate governance practices is an ongoing endeavor. As a result, the guidelines are subject to annual review by the Board to determine if they continue to promote the best interests of the Company and its stockholders and comply with all applicable laws, regulations and NASDAQ requirements.

Compensation of Non-Employee Directors for 2020

In 2020, the Company paid each non-employee director a cash retainer of $75,000 as a director’s fee for the year. Each non-employee director also received for 2020 an award under our 2006 Restricted Stock Plan for such number of shares of our restricted Stock equal to $85,000 divided by the closing price of the Stock on the first trading day in 2020, rounded to the nearest 100 shares. Pursuant to our 2006 Restricted Stock Plan, each non-employee director was granted 2,300 shares of restricted Stock on January 2, 2020. The closing price of our Stock was $37.55 per share on January 2, 2020. Non-employee directors do not receive fees for attending Board or committee meetings.

The Chairs of the Audit Committee, Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee were each paid an additional annual fee of $15,000, $10,000 and $7,500, respectively.

The Chair of the Board was also paid at the rate of $75,000 per annum for serving as Chair.

Stock issued to non-employee directors pursuant to our 2006 Restricted Stock Plan is fully vested when issued, but the certificates for such Stock bear a restrictive legend prohibiting the sale, transfer, pledge and assignment of such Stock for two years commencing on the issue date. When all restrictions on a certificate bearing a restrictive legend have lapsed, VSE issues a non-restrictive certificate to the directors (subject to any applicable securities law restrictions). In December 2016, the Compensation and Human Resources Committee approved a resolution to permit non-employee directors to designate, on a share per share basis, tradable VSE shares they own as the shares that will be subject to the two-year transfer restriction under the 2006 Restricted Stock Plan in lieu of holding restricted Stock that would otherwise be subject to the two-year transfer restriction, provided that the designating directors remain in compliance with the Board’s stock retention guidelines.

No compensation is paid to any non-employee director for personal services rendered to VSE pursuant to a consulting or similar agreement between the director and VSE, or any of VSE’s subsidiaries, unless authorized as a special assignment by the Board. No such authorization was requested for or on behalf of any director in 2020. The foregoing procedures do not restrict reimbursement for expenses incurred by a director for attending meetings of the Board or Board committees.

The following table provides information related to the compensation of each of the Company’s non-employee directors for fiscal year 2020.

2020 Director Compensation

Name _______	Fees earned or paid in cash ($) (1) _______	Stock awards ($) (2) ________	Option awards ($) _______	Non-equity incentive plan compensation ($) ________	Change in pension value and non-qualified deferred compensation earnings ($) _________	All other compensation ($) ________	Total ($) _______
Ralph E. Eberhart	150,000	86,356	—	—	—	—	236,356
Mark E. Ferguson III	75,000	86,365	—	—	—	—	161,365
Calvin. S. Koonce	85,000	86,365	—	—	—	—	171,365
James F. Lafond	90,000	86,365	—	—	—	—	176,365
John E. Potter	75,000	86,365	—	—	—	—	161,365
Jack C. Stultz	82,500	86,365	—	—	—	—	168,865
Bonnie K. Wachtel	75,000	86,365	—	—	—	—	161,365

Notes to Director Compensation Table

1.In 2020, Mr. Eberhart elected to have $29,992 of his annual cash compensation for services as a VSE director be paid in Stock. Mr. Eberhart received 773 shares of restricted Stock in lieu of cash on December 21, 2020. The dollar amount recognized for financial statement reporting purposes, in accordance with ASC 718 (Compensation-Stock Compensation) is based on the closing price of our Stock on December 21, 2020 ($38.80 per share).

2.Pursuant to the 2006 Restricted Stock Plan, each non-employee director was granted an award of 2,300 shares of restricted Stock on January 2, 2020. The dollar amount recognized for financial statement reporting purposes, in accordance with ASC 718 (Compensation-Stock Compensation) is based on the closing price of our Stock on January 2, 2020 ($37.55 per share).

Narrative to Director Compensation Table

Please see the section above entitled “Compensation of Non-Employee Directors for 2020.”

Compensation Committee Interlocks and Insider Participation

During 2020, the Compensation and Human Resources Committee consisted of four non-employee directors (Mr. Koonce, Mr. Ferguson, Mr. Potter and Ms. Wachtel). No committee member was at any time during 2020 or at any other time an officer or employee of VSE. No executive officer of VSE serves or has served as a member of the compensation committee (or other committee performing similar functions) of another entity that had an executive officer who served on VSE’s Compensation and Human Resources Committee during 2020. No executive officer of VSE served on the board of directors or compensation committee (or other committee performing similar functions) of any entity that had one or more executive officers serving as members of the Board or Compensation and Human Resources Committee during 2020.

Mr. Koonce is a significant stockholder of VSE. See “Security Ownership of Certain Beneficial Owners and Management” below.

Certain Relationships and Related Transactions

There is no family relationship between any director or executive officer of VSE and any other director or executive officer of VSE.

See “Compensation Discussion and Analysis-Narrative to 2020 Summary Compensation Table” below for information regarding VSE’s employment agreement with Mr. Gauthier and “Compensation Committee Interlocks and Insider Participation” above for additional information about directors and nominees for director.

Pursuant to the Company’s policies, including Code of Business Conduct and Ethics for VSE’s directors, officers and employees, any above-referenced related transactions would be subject to the prior consideration and approval of the Board, including a majority vote of the disinterested directors.

The Board unanimously recommends that Stockholders vote "FOR" the election of each of the eight persons nominated to serve as a Director of VSE for the ensuing year.

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COMMITMENT TO ENVIRONMENT AND SOCIAL RESPONSIBILITY

VSE maintains Corporate Commitments to Health, Safety and Social Responsibility and Environmental Responsibility on the Corporate Governance portion of our website. These documents outline our commitment to:
•Invest in our employees;
•Serve our clients with integrity;
•Ensuring the workplace is safe and without health risks;
•Give back to our communities and society; and
•Create long-term value for our stockholders

2020 Highlights Include:

Investing in Our People Provided opportunities for all employees to succeed	Maintaining a Safe, Healthy and Sustainable Work Environment Made progress on our commitment to health, safety and environmental responsibility	Supporting Important Causes Invested in meaningful causes that impact our communities
Maintains a workforce of 20% U.S. Military Veterans	Maintains a LEED Gold Certified headquarters building (since 2012)
Corporate and employee donations in support of: -Yellow Ribbon Fund
- Habitat for Humanity of Greater Miami - Voices for a Second Chance - The Children's Aid Home of Somerset, Pennsylvania -Santa's Castle of Fort Benning, GA

Advocates for talent mobility by hiring internal candidates for promotions and transfers first.	2020 Recordable Incident Rate (RIR) of 0.60, with a benchmark of 1.50 (industry average is 2.18)
Commitment to community service and volunteering at: - Wreaths Across America - House of Heroes - Patapsco Heritage Greenway - Howard County 20-Minute Cleanups - Family and Children’s Services of Central Maryland (Adopt a Family Project)

Tracking VSE’s Net Promoter Score on a quarterly basis, which gauges employee satisfaction and loyalty.	2020 Days Away From Work (DART) of 0.27, with a benchmark of 1.0 (industry average is 1.50)	A Virginia Values Veterans (V3) Certified Company

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Proposal No. 2

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Currently, our authorized capital stock consists of 15,000,000 shares of common stock, par value $0.05 per share. As of the record date, March 17, 2021, the Company had 12,691,570 shares of common stock issued and outstanding, and 0 shares of common stock held in treasury. Also, as of the record date, 123,092 shares of common stock were reserved for issuance under our equity compensation plan. 602,853 of the authorized shares of common stock remain available for issuance.

In March 2021, the Board determined that the increase in the number of shares of common stock was advisable and in the best interest of the Company and our stockholders and unanimously approved an amendment to Article FOURTH of our Charter to increase the number of authorized shares of common stock from 15,000,000 shares to 50,000,000 shares, subject to stockholder approval of the amendment. The proposed amendment would leave us with 37,308,430 shares of common stock authorized and unissued as of the record date.

The proposed amendment would provide us with the ability to issue common stock for a variety of corporate purposes. These could include issuances in connection with equity incentive plans for our employees, to raise cash to expand or otherwise invest in our business, and for potential acquisitions. Our Board believes that it is in the best interests of the stockholders for the Board to have the flexibility to issue additional shares of common stock in any of the above circumstances. The additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of activities, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuances(s) could proceed, except as provided under Delaware law or NASDAQ rules. For instance, under NASDAQ rules, shareholder approval is required for certain transactions, other than public offerings, involving the issuance of 20% or more of the total pre-transaction shares outstanding.

Any additional authorized shares of common stock will be identical to the shares of common stock now authorized and outstanding. The proposed increase in the number of shares of common stock will not change the number of shares of stock outstanding, have any immediate dilutive effect or change the rights of current holders of our common stock. However, to the extent that the additional authorized shares of capital stock are issued in the future, these shares may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and may dilute earnings and book value on a per share basis. Stockholders do not have preemptive rights to acquire the common stock authorized by this amendment, which means that current stockholders do not have a prior right to purchase any new issue of capital stock in order to maintain their proportionate ownership of our common stock.

Although the issuance of additional shares of common stock could, in certain instances, discourage an attempt by another person or entity to acquire control of us, we have not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes.

The Board has no present plans, arrangements or agreements to issue any of the proposed additional authorized shares of common stock. However, we review and evaluate potential capital raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of the Company and our stockholders.

The Board unanimously recommends that Stockholders vote "FOR" approval of amendments to VSE's charter to increase the number of authorized shares of common stock from 15,000,000 shares to 50,000,000 shares.

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Proposal No. 3

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based on the recommendation of its Audit Committee, the Board has appointed the firm of Grant Thornton LLP to be VSE’s independent registered public accounting firm for the year ending December 31, 2021 and recommends to stockholders that they vote for ratification of that appointment. Although not required to do so, the Board has determined that it would be desirable to request stockholders’ approval of this appointment. The ratification of the appointment of VSE’s independent registered public accounting firm will require the affirmative vote by the holders of a majority of the outstanding Stock, present in person or represented by proxy, at the Annual Meeting and entitled to vote. If such approval is not received, the Board will reconsider the appointment.

Representatives of Grant Thornton LLP will be virtually present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

In 2019 and 2020, Grant Thornton's services included an audit of VSE’s consolidated financial statements and reviews of the consolidated interim financial statements included in VSE’s Forms 10-Q filed with the SEC for each of the quarters ended March 31, June 30, and September 30, 2020 and 2019. Grant Thornton LLP's services also included an audit of the effectiveness of VSE’s internal controls over financial reporting as of December 31, 2020 and December 31, 2019.

Audit Fees

Grant Thornton’s fees for professional services rendered for the years ended December 31, 2020 and December 31, 2019, were as follows:

Audit Fees Table

	2020	2019
Audit Fees (1)	$1,552,678	$1,558,654
Audit-Related Fees (2)	$—	$224,447
Tax Fees (3)	$30,225	$17,100
All Other Fees (4)	$—	$69,824
Total Fees	$1,582,903	$1,870,025

Notes to Audit Fees Table
1.Includes fees and expenses related to the annual audits, interim reviews and accounting consultations, notwithstanding when the fees and expenses were billed.
2. 2019 audit-related fees include fees related to the acquisition of 1st Choice Aerospace Inc. including fees related to the audit of the Assets Acquired and Liabilities Assumed as of December 31, 2018.
3.Includes fees and expenses for tax advisory services associated with Work Opportunity Tax Credit certification assistance.
4.Includes fees related to management’s use of Grant Thornton's government contract compliance support.

Policy on Audit Committee Approval of Audit and non-Audit Services

The Audit Committee approves in advance all audit and non-audit services provided by our independent registered public accounting firm prior to its engagement with respect to such services. The Audit Committee has delegated to its chair the authority to pre-approve additional audit-related and non-audit services not prohibited by law to be performed by VSE’s independent auditors and associated fees up to a maximum for any one non-audit service equal to the lesser of $30,000 or 25% of the audit fees for VSE’s most recent completed fiscal year, provided that the Audit Committee’s chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full committee at its next regular meeting. The Audit Committee approved in advance all of the audit and non-audit services provided by our independent registered public accounting firm in 2020 and 2019.

The Board unanimously recommends that Stockholders vote "FOR" the ratification of the appointment of Grant Thornton LLP as our independent registered accounting firm for the year ending December 31, 2021.

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AUDIT COMMITTEE REPORT

The Audit Committee consisted of four non-employee directors (Mr. Lafond, Mr. Ferguson, Mr. Stultz and Ms. Wachtel) for 2020, each of whom is considered an “independent” director for the purposes of the applicable rules of the SEC and NASDAQ. The Audit Committee’s responsibilities are set forth in its charter, a copy of which is available on VSE’s website, www.vsecorp.com. The Board and the Audit Committee believe that the Audit Committee members are and were at the time of the actions described in this report “independent” directors as independence is defined by NASDAQ Rule 5605(a)(2).

The Audit Committee has implemented the requirements of the Sarbanes-Oxley Act of 2002 and the Marketplace Rules of The NASDAQ Stock Market, Inc. with respect to the responsibilities of audit committees of public companies. Among other matters, the Audit Committee reviews procedures on internal control over financial reporting with management and with Grant Thornton LLP, the Company’s independent registered public accounting firm for 2020. The Audit Committee also discussed with Grant Thornton LLP the Company’s internal controls and the overall scope and specific plans for their audit.
The Audit Committee has reviewed and discussed with management VSE’s audited consolidated financial statements as of and for the year ended December 31, 2020 and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020 and Grant Thornton LLP’s audit of internal control over financial reporting, and has discussed with Grant Thornton LLP the matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence and considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the above referenced consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in VSE’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Audit Committee:	James F. Lafond, Chair
Mark E. Ferguson III
Jack C. Stultz
Bonnie K. Wachtel

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COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW

Introduction

As VSE transforms the business from a legacy federal and defense contractor to a balanced commercial and defense aftermarket distribution and services company, compensation policies and practices are being modified to support long-term stockholder value and our ability to attract and retain highly qualified executives.

VSE’s compensation program is designed, and continues to be adjusted, to align executive short- and long-term compensation with the Company’s commitment to execute on market leadership, revenue growth, margin expansion and enhanced stockholder value and returns.

Executive Compensation Philosophy

VSE is shifting to a more robust pay-for-performance model that balances short- and long-term financial and business goals with the guiding mission to provide above market shareholder returns. By extension, our executive compensation program is designed with this philosophy in mind and, thus, has the primary goal of closely aligning the interests of executives and other key employees with those of stockholders.

The Compensation and Human Resources Committee (the "Committee") applies this philosophy with a focus on designing a competitive total compensation package that enables the Company to attract and retain qualified executives and senior management with the abilities to drive the business transformation and achieve the Company's financial and business goals.

As the business focuses on its transformation, the goals are:

• Attract New, and Retain Existing, Market Leading Executive Talent with the skills and experience to lead the business transformation and achieve the financial and business goals;

• Use a Pay-for-Performance Model to compensate and reward executives by paying for performance in a manner that reflects the Company’s results, the business segment performance and individual performance objectives; and

• Diversify Variable Compensation by providing a balance of both short-term and long-term compensation, and fixed plus at-risk or variable compensation, with an added focus on equity compensation to align the interests of executives with the interests of the stockholders.

This Compensation Discussion and Analysis outlines the processes, elements and decisions regarding compensation for 2020 of VSE’s “named executive officers,” consisting of VSE’s principal executive officer, the individuals serving as principal financial officer during 2020, and the three most highly compensated executive officers, other than the principal executive officer and principal financial officer, who were serving as executive officers at the end of 2020. The detail forthcoming also previews certain approved changes for 2021 compensation.

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Our named executive officers (or “NEOs”) for 2020 and their current positions are:

John A. Cuomo	Chief Executive Officer and President
Stephen D. Griffin	Senior Vice President and Chief Financial Officer
Thomas R. Loftus	Retired Executive Vice President and Chief Financial Officer
Thomas M. Kiernan	Vice President, General Counsel and Corporate Secretary
Chad M. Wheeler	President of Fleet Segment
Robert A. Moore	President of Federal & Defense Services Segment

Key NEO Compensation Decisions and Actions in 2020 and 2021

In 2020 and early 2021, the Committee and Board of Directors initiated several changes to the executive compensation program to further align the program with the market and stockholder interests:

•2020 Base Pay Freeze: Based on the CEO recommendation in January 2020, the Committee did not approve any increases to NEO base salaries in 2020;

•Annual Cash Incentive Performance Metric Update: For the NEO 2020 annual cash incentive awards, the Committee shifted from a single return on equity (ROE) metric to multiple weighted, annual financial metrics, as further described below under "2020 Incentive Compensation." This change was made to support a balanced approach to revenue growth, margin expansion and free cash flow generation for each of the business segments and to diversify the goals under the short-term awards; and

•Variable Compensation Shift to Equity for 2021: For 2021, the CEO and Committee agreed to shift a larger percentage of potential total executive compensation from deferred supplemental compensation ("DSC") to long-term time- and performance-based equity compensation. Specifically, the Committee recommended, and the Board approved, a reduction to the maximum eligibility for each participant under the DSC Plan (as defined below) for 2021 from 32% of base salary to 15% of base salary. Further, the Committee recommended, and the Board approved, a revision to the types of awards granted to our NEOs under the Restricted Stock Plan (as defined below). For 2021, in lieu of cash-denominated restricted stock awards, the NEOs have been granted both time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”), each of which are subject to a three-year vesting period. We intend to provide further detail on the RSU and PRSU awards in our future executive compensation disclosure.

Compensation and Human Resources Committee Philosophy

The principal objectives of the Committee are to (a) develop an executive compensation program that will attract and retain executive officers capable of leading and profitably growing the Company in complex, competitive and changing industries; (b) maintain a compensation structure that is competitive and performance-based; and (c) link total compensation to stockholder best interests, corporate goals and individual performance.

Compensation Program Components

The three key elements of our executive compensation program are:

•Base salary to compensate executives for services performed during the fiscal year and provide a secure and appropriate level of base pay to attract and retain executive talent;

•Annual short-term cash incentives to promote achievement of the Company’s short-term business objectives and individual objectives for the named executive officers. For 2020, the short-term cash incentive program was designed to support revenue and operating profit growth, free cash flow generation, and business transformation and leadership achievements, as discussed below; and

•Long-term incentives, including time-based and performance-based restricted stock awards along with deferred supplemental compensation. Restricted stock awards drive long-term performance and align a significant portion of NEO compensation with stockholder value creation.

Basis for Compensation Decisions

For our executives as a group, we generally set total compensation, including long-term incentives, based on numerous factors, including level of responsibility, individual performance, Company performance, market competitive data and prior experience, as described in further detail below.

Leadership Structure and Officer Transitions During 2020

In 2020, the Company was led and managed by John A. Cuomo, who joined VSE as President and Chief Executive Officer on April 15, 2019. Officers reporting directly to Mr. Cuomo during 2020 included Stephen D. Griffin, who joined VSE on November 9, 2020 as the Company’s Chief Financial Officer; Thomas R. Loftus, the previous CFO, who retired as an employee on December 31, 2020; Thomas M. Kiernan as Vice President and General Counsel; Chad M. Wheeler, as the President of our Fleet segment; Benjamin E. Thomas, who joined VSE on October 12, 2020 as President for our Aviation segment, relieving Mr. Cuomo as interim President; and Robert A. Moore, as President of our Federal and Defense Services segment.

To ensure an orderly transition of CFO responsibilities, VSE entered into a consulting agreement with Mr. Loftus pursuant to which Mr. Loftus would provide limited consulting services beginning on January 1, 2021. This agreement, as well as the compensation and benefits received by Mr. Loftus in connection with his departure, are described in further detail below under “Potential Payments Upon Termination or Change in Control.”

OVERSIGHT AND AUTHORITY OVER EXECUTIVE COMPENSATION

Compensation and Human Resources Committee Composition and Duties

The Committee is composed of four independent directors as defined by the NASDAQ listing standards and described above in the “Board, Committees and Corporate Governance” section.

The Committee is responsible for reviewing and recommending for Board approval the compensation of our CEO (principal executive officer), chief financial officer "CFO" (principal financial officer) and other executive officers, including the three other NEOs. The Committee is governed by a written charter adopted by the Board. The full text of the charter is available on VSE’s corporate website at www.vsecorp.com in the “Investor Information” section under "Corporate Governance."

The following is a summary of the Committee’s key responsibilities regarding executive compensation:

•To review and provide the Board with recommendations regarding compensation programs for the Company’s executive officers, including the NEOs;

•To review and approve corporate goals and objectives relevant to the compensation of the NEOs and make recommendations to the Board for approval of total compensation for NEOs;

•To provide recommendations to the Board regarding compensation of VSE’s non-employee directors; and

•To review and assess stockholders' say-on-pay and say-on-pay frequency votes and consider results of the most recent say-on-pay vote in evaluating and determining executive compensation.

Annual Compensation Review

In December of each year, the Committee meets to review the performance and compensation of our CEO and other NEOs.

In consultation with the CEO, the Committee reviews and approves the compensation of all other NEOs based on recommendations submitted by the CEO. In submitting these recommendations, the CEO evaluates business performance and recommends salary adjustments, bonuses, benefit plan participation and all other elements of compensation of the NEOs but does not make any recommendations regarding his own compensation. The Committee also reviews the prior year’s stockholder advisory vote on named executive officer compensation. At the 2020 annual stockholders meeting, the stockholders strongly endorsed the Committee’s compensation policies with a 97.9% approval vote. The Committee considered the voting result at meetings after the vote, and while it believes the voting result demonstrates significant support for our overall executive compensation program, the Committee remains dedicated to continuously improving the existing executive compensation program, including as described above under “Key NEO Compensation Decisions and Actions in 2020 and 2021.” However, the Committee did not make any changes to its compensation policies and practices that were specifically driven by the results of the 2020 advisory vote on named executive officer compensation. The Committee has discretion in approving, disapproving or modifying any of the CEO's recommended salary adjustments or proposed awards to the other NEOs, subject to final Board approval.

Compensation and Human Resources Committee Philosophy and Pay-Setting Process

Total executive compensation is structured to attract and retain a superior management team consistent with our corporate strategic goal of recruiting and retaining top level executives. Our approach also emphasizes investing in high performing internal candidates for career development and advancement. The strategic intent is to produce a stronger management team over time rather than incurring market driven attrition resolved through external recruitment. However, with a recent shift to our business strategies, we recently recruited externally to support new leadership hires that bring extensive aerospace and other industry experience to the Company.

The Committee believes it is important to maintain a compensation structure that is sufficiently competitive to attract and retain executives, while maintaining compensation levels that permit us to compete effectively in the markets we serve. We measure our competitiveness by monitoring our ability to recruit and retain highly qualified executives available in our chosen markets.

The Committee also believes it is important to maintain a compensation structure that is performance-based, such that approximately 60% of the total compensation target for each of our NEOs is performance-driven, based primarily on achieving and exceeding pre-established short- and longer-term financial goals.

The Committee considers multiple factors, including those described above under “Basis for Compensation Decisions,” when determining compensation levels for NEOs. These considerations compel the Committee to consider other relevant factors such as industry conditions, client satisfaction and operational performance. The Committee analyses competitive short-term and long-term performance incentives into the total compensation equation. VSE’s targeted short-term and long-term incentive compensation constitutes approximately 60% of total targeted potential compensation for our NEOs in 2020.

Role of Compensation Consultant

The Committee has the authority to engage independent compensation consultants to assist in evaluating the compensation of NEOs, as well as to provide periodic reviews of the effectiveness and competitiveness of VSE’s executive compensation structure. In April 2020, the Committee selected and retained Longnecker and Associates. Longnecker and Associates advised the Committee on a variety of compensation-related matters, including:

•Recommendations to establish and modify the Company’s peer group;

•The appropriateness of potential modifications to the Company’s bonus and long-term incentive plans, taking into account market trends and competitive practices;

•Pay levels and compensation mix for NEOs;

•Compensation level and mix for non-employee directors; and

•Emerging compensation trends.

In general, although the advice provided by Longnecker and Associates in 2020 was used for purposes of 2021 compensation decisions, it was not used for purposes of the Committee’s decisions regarding the 2020 executive compensation program, except with respect to the Committee’s determinations regarding Mr. Griffin’s initial compensation upon his appointment as the Company’s CFO.

Semler Brossy Consulting Group, LLC ("Semler Brossy") provided similar services for the Company in 2019 and 2018 but did not provide any services in 2020 or otherwise that were specifically related to our 2020 compensation decisions.

The Committee assessed the independence of Longnecker and Associates and Semler Brossy during the relevant periods pursuant to the rules of the SEC and the NASDAQ. In doing so, the Committee considered all relevant factors, including each of the specific factors set forth by the SEC and NASDAQ with respect to a compensation consultant’s independence. Specifically, and among other things, the Committee considered the nature and amount of work performed for the Committee and the fees paid for those services in relation to the compensation consultant’s total revenues. After these reviews, the Committee concluded that there were no conflicts of interest, and that Longnecker and Associates and Semler Brossy, as applicable, were independent pursuant to SEC and NASDAQ rules.

Peer Companies and Survey Data

The Company is a diversified industrial aftermarket parts and services supplier serving both government and commercial markets. In determining total compensation for our NEOs, we consider competitive market data for a peer group of publicly traded companies. These “compensation peers” generally focus on industrial service companies with comparable market capitalization size rather than companies we identify in our Annual Report on Form 10-K as “competitive peers.” The Committee does not apply a formulaic approach to setting individual elements of the NEOs’ compensation or their total compensation amounts and does not set compensation levels at any specific level or percentile against the peer group data described below. However, the Committee periodically reviews market compensation levels to determine whether the total compensation opportunity for the NEOs is appropriate compared to compensation arrangements for similarly situated executives in the market and may make recommendations to the Board as the Committee determines appropriate.

Prior Peer Group

The compensation peer group was historically selected, with the aid of Semler Brossy, on the basis of comparable service offerings, market capitalization, revenues, net income and return on equity. The nature of our diversified business units and much of the competitive landscape balanced between private companies and larger market-cap companies, complicates identifying similar companies for comparison. Therefore, for purposes of 2020 compensation decisions, as in the prior year, the Committee continued to use a larger peer group that was determined by Institutional Shareholder Services, Inc. (ISS) beginning in 2012. ISS uses a methodology that identifies several publicly traded companies in the services industry that are comparable to our current market capitalization, revenues and profit margins. Total compensation levels for our NEOs are established at what we believe to be a competitive level relative to this group of companies.

The Committee primarily used the ISS identified peer group for purposes of 2020 compensation decisions. We identified and evaluated the following 10 companies for purposes of 2020 compensation decisions (which is the same group of companies that was disclosed in our 2020 proxy statement):

AAR Corporation	Heritage-Crystal Clean, Inc.
CBIZ, Inc.	Huron Consulting Group, Inc.
CRA International, Inc.	ICF International, Inc.
FTI Consulting, Inc.	Navigant Consulting, Inc.
GP Strategies Corporation	Resources Connection, Inc.

In preparing analyses of pay levels and compensation mix, we also refer to other commercially available survey sources, including surveys from Mercer, Culpepper and Associates, Inc., Willis Towers Watson, and Radford Inc. We did not select the constituent companies comprising the survey groups, and the identities of the companies comprising these surveys were not a material factor in the applicable compensation analysis.

Revised Peer Group

During 2020, the Committee and management team reviewed potential peers that would be more consistent with our government and commercial markets.

In October 2020, the Committee selected a new peer group that was recommended by Longnecker & Associates, which peer group includes (among other companies) certain peers used by ISS. In general, the peer group was identified by first considering similarly sized (based on revenue, market capitalization, enterprise value, asset size and total stockholder return) publicly traded companies in the diversified support services industry (specifically including aerospace and defense, automotive trading companies and distributors, and federal contracting services). The revised peer group that was recommended by Longnecker and Associates, and adopted by the Committee, is more consistent with the markets in which we operate, and the revenues of the peer companies were determined to range between 0.58 times to 2.8 times the Company’s annual revenue in 2019.

We identified and evaluated the following 17 companies as peer companies for purposes of the new peer group, an increase of seven companies, to provide more representation from each of our three business segments.

AAR Corp.	H&E Equipment Services, Inc.	Kratos Defense & Security Solutions, Inc.
Astronics Corporation	Heritage-Crystal Clean, Inc.	Motorcar Parts of America, Inc.
CRA International, Inc.	Horizon Global Corp.	Standard Motor Products, Inc.
Cubic Corporation	Huron Consulting Group Inc.	Stoneridge, Inc.
Dorman Products, Inc.	ICF International, Inc.	Vectrus, Inc.
Ducommun Incorporated	Kaman Corporation

Compared to our prior peer group, we removed CBIZ, Inc., FTI Consulting, Inc., GP Strategies Corporation, Navigant Consulting, Inc., and Resources Connection, Inc., and replaced them with peers more representative of our three business segment markets. Specifically, we added Cubic Corporation, Vectrus, Inc., H&E

Equipment Services, Inc., Standard Motor Products, Inc., Dorman Products, Inc., Kaman Corporation, Kratos Defense & Security Solutions, Inc., Ducommun Incorporated, Stoneridge, Inc., Astronics Corporation, Horizon Global Corp., and Motorcar Parts of America, Inc. Five companies remain from our prior peer group.

We have referenced this new peer group for purposes of establishing Mr. Griffin’s initial compensation and for certain 2021 compensation decisions, which we expect to further describe in future compensation disclosures.

Consideration of Risk

Our compensation programs are discretionary, balanced and significantly focused on the long term. Under this structure, the highest amount of compensation can be achieved only through consistent superior performance over sustained periods of time. In addition, some compensation is deferred or only realizable upon retirement. This provides strong incentives to manage the Company for the long term, while avoiding excessive risk-taking in the short term. Likewise, the elements of our targeted compensation are balanced among current cash payments, deferred cash payments and equity awards.

Additionally, to further align the interests of our executive officers with our stockholders' interests in pursuit of long-term value enhancement, the Committee recommended and the Board approved VSE Stock retention guidelines for directors, executive officers and other participants in VSE’s 2006 Restricted Stock Plan (the "Restricted Stock Plan") as described below in the “Stock Retention Guidelines” section.

The Committee reviews the relationship between our risk management policies and practices and the incentive compensation we provide to our NEOs to confirm that our incentive compensation encourages taking prudent risks and avoiding unnecessary and excessive risks. The Committee also reviews the relationship between risk management policies and practices, corporate strategy and senior executive compensation.

Management reviews the Company’s overall compensation structure, taking into account such factors as the overall mix of compensation, the performance metrics that are used under the Company’s incentive programs, the length of vesting periods where applicable, and the overall relationship of the Company’s compensation programs to the Company’s business risk. Management periodically reports the results of its evaluation to the Committee, including any findings of risk related to the Company’s compensation structure and practices. Management most recently provided such results to the Committee in March 2021. The Committee considers management’s conclusions in fulfilling its responsibilities with respect to the Company’s executive compensation program and also obtains assistance from its independent compensation consultant. The Committee reports risk assessment results to the Board. Based on management’s assessment, the Company has concluded that its compensation policies and procedures do not create risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION COMPONENTS

The three key elements of our executive compensation program are (a) base salary, (b) annual short-term cash incentives, and (c) long-term incentives (restricted stock and deferred supplemental compensation).

Base Salary

The Committee believes that one of the most effective ways to compete in our markets is to offer our executive officers a competitive base salary. The Committee analyzes each executive officer’s base salary by reviewing the key executive positions within the Company in terms of scope and responsibility, job complexity, knowledge, required experience, and other relevant factors.

The Committee considers market data for each executive based on similarly situated positions within our selected peer group companies. To clarify, the Committee does not set compensation at specific target levels of our peer group, but rather compares compensation with our peer group companies to gain a general understanding of where such compensation falls in the market. In addition to such external market considerations, the Committee also considers internal pay equity among our executives, including the NEOs, for base salary planning. While the foregoing discussion of how the Committee determines base salaries summarizes the material factors considered by the Committee, it is not intended to be exhaustive. The Committee did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. The Committee conducted an overall analysis of the factors described above and considered the totality of the information presented to it, including discussions with our senior management.

Based on the CEO's recommendation, the Committee determined not to approve any increases to NEO base salaries in 2020.

Base Salaries of Named Executive Officers 2019 - 2020 Table

Named Executive Officer	2019 Rate	2020 Rate	% Increase
John A. Cuomo	$685,000	$685,000	0%
Thomas R. Loftus[1]	$405,048	$405,048	0%
Stephen D. Griffin[2]	N/All	$400,000	N/A
Thomas M. Kiernan	$347,810	$347,810	0%
Chad M. Wheeler	$377,731	$377,731	0%
Robert A. Moore	$330,000	$330,000	0%

(1)Mr. Loftus, former Executive Vice President and CFO, retired from VSE Corporation effective December 31, 2020.

(2)Mr. Griffin joined VSE Corporation as Senior Vice President and CFO on November 9, 2020. His initial base salary of $400,000 was set in accordance with the terms of his employment agreement, as further described below.

2020 Incentive Compensation

The actual incentive compensation payable under our short-term cash incentive program, Deferred Supplemental Compensation ("DSC") Plan and Restricted Stock Plan described below reduces the Company’s consolidated net income that is used to calculate the aggregate incentive compensation amounts that are payable under each of such incentive plans.

2020 Annual Short-Term Cash Incentive

Our NEOs are eligible for an annual short-term cash incentive designed to reward and promote achievement of the Company’s short-term business objectives and enhance stockholder value. For 2020, the Committee recommended, and the Board adopted a short-term cash incentive opportunity that could be earned based on achieving annual financial results established by the Committee and approved by the Board at the beginning of the year (the “2020 Short-Term Incentive Program.”)

The 2020 Short-Term Incentive Program for Messrs. Cuomo, Griffin, Loftus and Kiernan consisted of four weighted factors: revenue (30%), operating profit (30%), free cash flow (30%) and subjective measures (10%), as further described below. The Committee chose these measures because they are key financial metrics that management and the Board are focused on for 2020.

Similar weighted factors are determined for each of the segment Presidents depending on their respective markets. Except for free cash flow, which is a consolidated financial metric, each of the other metrics for Messrs. Wheeler and Moore are based on applicable segment performance. For Mr. Wheeler, the weighted factors consisted of revenue (30%) and operating profit (30%) for the Fleet segment, consolidated free cash flow (30%) and subjective measures (10%). For Mr. Moore, the weighted factors consisted of revenue (30%) and bookings (30%) for the Federal and Defense Services segment, consolidated free cash flow (30%) and subjective measures (10%). The Committee chose these measures because they are key financial metrics that management and the Board are focused on for 2020. The threshold, target, and maximum opportunity for each of the NEOs under the 2020 Short-Term Incentive Program is set forth below.

		Threshold		Target		Maximum
Name	Base Salary	% Base Salary	Dollar Amount	% Base Salary	Dollar Amount	% Base Salary	Dollar Amount
John A. Cuomo	$685,000	13%	$85,625	90%	$616,500	125%	$856,250
Thomas R. Loftus[1]	$405,048	10%	$40,504	55%	$222,776	85%	$344,291
Stephen D. Griffin[2]	$400,000	8%	$32,000	50%	$200,000	80%	$320,000
Thomas M. Kiernan	$347,810	8%	$27,825	50%	$173,906	80%	$278,249
Chad M. Wheeler	$377,731	8%	$30,218	50%	$188,866	80%	$302,185
Robert A. Moore	$330,000	8%	$26,400	50%	$165,000	80%	$264,000

(1) Mr. Loftus was entitled to a full-year 2020 Short-Term Incentive Program award, since his employment ended on December 31, 2020, following his resignation from his officer positions.

(2) Mr. Griffin is eligible for a prorated 2020 Short-Term Incentive Program award, based on his start date of November 9, 2020.

To receive a payout under the 2020 Short-Term Incentive Program, an NEO generally must be an employee during the fiscal year that the bonus payment is earned and subsequently when the bonus payment is payable.

The table below shows the percentage of target received with respect to each 2020 performance goal for each NEO:

Name	Revenue Factor	Operating Profit Factor (1)	Bookings Factor	Free Cash Flow Factor (2)	Subjective Factor
John A. Cuomo	Below Threshold	Below Threshold	N/A	Below Target	Maximum Target
Thomas R. Loftus	Below Threshold	Below Threshold	N/A	Below Target	Maximum Target
Stephen D. Griffin	Below Threshold	Below Threshold	N/A	Below Target	Maximum Target
Thomas M. Kiernan	Below Threshold	Below Threshold	N/A	Below Target	Maximum Target
Chad M. Wheeler	Below Target	Below Threshold	N/A	Below Target	Maximum Target
Robert A. Moore	Above Target	N/A	Below Target	Below Target	At Target

(1) Operating profit is pre-home office allocation and intangibles for Messrs. Wheeler and Moore, and pre-tax for the other NEOs.

(2) Free cash flow is free cash flow less capital expenditures.

With regard to the subjective portion of the 2020 Short-Term Incentive Program award opportunity, the Committee did not establish specified goals. Rather, the Committee conducted a subjective evaluation following the end of the performance period to determine an achievement level for each NEO with respect to their subjective measurement, based on the management team as a whole and that NEO’s accomplishments during the year.

The Committee maintains discretion on annual performance bonus allocation for all NEOs. Once the bonus pool is determined, the Committee will determine the amount distributed to each NEO, taking into consideration performance execution and market factors.

As a result of the achievement levels with respect to the objective goals and the subjective analysis described above, the Committee approved a percentage of each participants base salary as follows: 30% for Mr. Cuomo; 20% for Mr. Loftus; 18% for Mr. Griffin; 18% for Mr. Kiernan; 21% for Mr. Wheeler; and 41% for Mr. Moore. Specific amounts paid to NEOs under the Executive Incentive Plan are reported in the “2020 Summary Compensation Table” below under the heading “Non-Equity Incentive Plan Compensation."

2020 Long-Term Incentive Compensation

VSE provides long-term incentive compensation to its NEOs to reward and motivate performance and align a significant portion of NEO compensation with our long-term success and stockholder value creation. The two components of the Company’s long-term incentive program are the Restricted Stock Plan and the DSC Plan.

2020 Deferred Supplemental Compensation Plan

VSE has a non-qualified DSC Plan for certain VSE corporate officers, including NEOs and other key management representatives. The objective of the DSC Plan is to compensate executives for their contribution to VSE’s profitability. The DSC Plan provides, at the Board’s discretion, for an incentive pool to be created through an annual contribution to the plan subject to two requirements: (1) that the annual funding of the plan not exceed 12% of VSE’s consolidated net income for the year, and (2) that a DSC award not exceed 32% of the participant's annual salary. Each participant’s potential allocation from the annual contribution bears the same percentage of the annual contribution as that participant’s salary bears to the total annual participant salaries.

Benefits are payable to participants on retirement or resignation, subject to the vesting schedule described below, a two-year non-competition agreement and other plan provisions, or on a change of control of VSE as described in the “Employment Contracts and Severance Agreements” section below. The Board believes the vesting schedule and completion of the non-competition agreement prior to receiving a distribution create an additional benefit of promoting executive retention.

In general, an NEO’s account under the DSC Plan vests based on the NEO’s years of service with the Company, as follows:

Years of Service	Percent Vested
0 to 5	0%
6	20%
7	40%
8	60%
9	80%
10	100%

NEOs who attain age 65 are 100% vested upon attaining five years of service.

The DSC Plan pool for 2020 is approximately $971 thousand, which equals 32% of the cumulative salaries of the 2020 DSC Plan participants, which was the amount authorized in December 2020 and allocated to 10 participant accounts, including a total of approximately $700 thousand allocated to the NEOs, as follows:

NEO	2020 DSC Plan Allocation
John A. Cuomo	$219,200
Thomas R. Loftus(1)	$129,615
Stephen D. Griffin(2)	$13,333
Thomas M. Kiernan	$111,300
Chad M. Wheeler	$120,874
Robert A. Moore	$105,600

(1) Because he was employed through December 31, 2020, Mr. Loftus was eligible for a full-year 2020 DSC Plan allocation.
(2) Pursuant to his employment agreement, Mr. Griffin was eligible for a prorated DSC Plan allocation for the 2020 plan year.

2020 Equity-Based Awards

The Committee believes that compensating executives with equity-based awards pursuant to the Restricted Stock Plan promotes a long-term focus on the Company’s operational and financial performance and provides our executives with a means to establish an equity stake in the Company that will further align their interests with our stockholders’ interests. In addition, the vesting provisions and other restrictions on sale of the equity awards encourage retention. Restricted stock awards for the NEOs generally include a three-year vesting schedule and a two-year stock sales restriction period that begins upon vesting.

Under our 2020 restricted stock awards, a dollar-denominated award equal to a percentage of a participant’s base salary can be earned based on the Company’s level of achievement of applicable Return on Equity (ROE) targets over a performance period beginning on January 1, 2020 and ending on December 31, 2020. For purposes of the restricted stock awards, ROE is calculated by dividing VSE’s adjusted net income for the year by the stockholders’ equity as of the beginning of the year, not including unusual one-time events. For 2020, the award potential ranged from 20% of base salary for a ROE below 10.5% to 75% of the base salary for a ROE of 12.5% and higher for NEOs, other than the CEO and CFO, as set forth in the table below. For the CEO, the Restricted Stock Plan award could have ranged from 30% of base salary for a ROE below 10.5% to 120% of base salary for a ROE of 12.5% or higher. For each NEO who served as CFO during the year, the Restricted Stock Plan award could have ranged from 25% of base salary for a ROE below 10.5% to 75% of base salary for a ROE of 12.5% or higher. Pursuant to his employment agreement, Mr. Griffin’s 2020 performance-based restricted stock award opportunity was prorated based on his period of service during 2020.

In general, one-third of an NEO’s earned restricted stock award (as determined based on ROE performance) vests after completion of our annual financial audit and one-third vests on each of the next two anniversaries of such initial vesting date. As each third of the earned dollar-denominated award vests, the vested portion of the award is converted into restricted stock based on the closing market price of our stock at the date of conversion.

Payouts made under the Restricted Stock Plan are subject to Committee authorization based on audited financial results, including total compensation costs, competitiveness of total executive compensation and other factors determined by the Committee and Board. The Committee may, in its sole discretion, reduce or totally eliminate an award to the extent it determines that such reduction or elimination is appropriate under facts and circumstances the Committee deems relevant.

For 2020, VSE’s ROE was 8.0%, as approved by the Committee and the Board, compared to the floor of 10.5%. As a result, the CEO earned restricted stock equal to 30% of his base salary compared to the maximum target of 120% of his base salary, Mr. Loftus earned restricted stock equal to 25% of his base salary, Mr. Griffin earned restricted stock equal to 25% of his base salary actually earned during his period of service during 2020, and the other NEOs earned restricted stock equal to 20% of their base salary, in each case subject to vesting and other restrictions as described above. Specific amounts initially granted to the NEOs for 2020 under the Restricted Stock Plan are reported in the 2020 Summary Compensation Table below under the heading “Stock Awards.” The following table displays the initial restricted stock award opportunities for the NEOs based on ROE performance for 2020:

2020 Restricted Stock - Compensation Table:

ROE	% of Base Salary NEOs other than CFO and CEO	% of Base Salary - CFO	% of Base Salary - CEO
12.5% & higher	70%	75%	120%
11.3%	50%	55%	75%
Below 10.5%	20%	25%	30%

In December 2020, the Committee exercised its discretion based on Mr. Cuomo’s and Mr. Kiernan’s outstanding performance for 2020 and granted to each such officer an additional award of a cash-denominated right to receive restricted stock valued at $100,000 and $35,000 respectively, subject to vesting in three substantially equal installments in each of March 2021, 2022 and 2023. As each such award vests, the vested amount will be converted into a number of shares of restricted stock based on the value of our stock at the time of vesting.

Subsequent Committee Actions for 2021:

For 2021, the Committee recommended and the Board approved changes to the long-term incentive compensation program that more heavily weighted the amounts that could be earned in stock and reduced the DSC amounts. These changes are better aligned with our incentive philosophy.

For 2021, the Committee recommended, and the Board approved a reduction to the maximum allocation for each participant under the DSC Plan from 32% of base salary to 15% of base salary. In addition, the vesting periods changed from a ten-year total vesting period to 50% vesting after three years and the remaining 50% vesting after five years of service.

For 2021, in conjunction with that change to the DSC Plan, the Committee recommended, and the Board approved a revision to the types of awards granted to our NEOs under the Restricted Stock Plan, where the Company has moved from dollar-based awards to unit-based stock awards. For 2021, in lieu of cash-denominated restricted stock awards, the NEOs have been granted both time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”), each of which is generally subject to a three-year vesting period. We expect to describe the RSU and PRSU awards in further detail in our future executive compensation disclosure.

Other Compensation

VSE executive officers, including NEOs, are eligible to participate in the VSE Employee 401(k) Plan, which is an Internal Revenue Service qualified plan available to all eligible employees.

During 2020, VSE paid a 401(k) matching contribution equal to 100% of the employee deferral on the first 3% of the employee pay deferred and 50% of the employee deferral on the next 2% of the employee pay deferred, with all such contributions fully vested when made.

Specific amounts contributed to the VSE 401(k) Plan on behalf of the NEOs are included in the “2020 Summary Compensation Table” under the heading “All other compensation” set forth below.

VSE generally does not provide any of its executives, including the NEOs, with perquisites or other personal benefits having a total annual value in excess of $10,000. However, in connection with his commencement of service in 2020 as our CFO and his transition to the Washington, D.C. area, we provided Mr. Griffin with certain relocation and temporary housing benefits as described below and in the 2020 Summary Compensation Table. In addition, we provided temporary housing to Mr. Moore to assist with his transition to the Washington, D.C. area following his commencement of employment in September 2019. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the NEOs.

Initial Compensation for Mr. Griffin

As discussed below under “Other Compensation Policies,” we entered into an employment agreement with Mr. Griffin in October 2020. Pursuant to his employment agreement, Mr. Griffin will receive (or has received) the following initial compensation in addition to his other compensation described above:

•Mr. Griffin received an initial bonus equal to $150,000, which was paid to him in December 2020. He is also entitled to receive an additional initial bonus equal to $75,000 no later than 180 days after the beginning of his employment term;
•In November 2020, Mr. Griffin was granted an award of 15,000 shares of fully vested VSE stock (subject to deferred payment), to be paid in three equal installments of 5,000 shares in November of 2020, 2021 and 2022, subject to two-year trading restrictions after each installment; and
•We arranged for Mr. Griffin and his family to relocate to Washington, D.C. and agreed to pay for home sale and home buy support as well as moving costs, as further described below in the 2020 Summary Compensation Table. We also agreed to arrange for temporary housing for Mr. Griffin in a furnished home or apartment for up to six months. We will reimburse Mr. Griffin for his income tax liability associated with such benefits.

Also as discussed below under “Other Compensation Policies,” we entered into an employment agreement with Mr. Moore in September 2019. Pursuant to his employment agreement, Mr. Moore will receive (or has received) the following compensation in addition to his other compensation described above:

•For plan year 2019, Mr. Moore was granted an award of fully vested VSE stock with a targeted value of $75,000, generally subject to two-year trading restrictions; and
•We arranged for Mr. Moore and his family to relocate to Washington, D.C. and agreed to pay him up to $90,000 as a moving allowance. We also agreed to arrange for temporary housing for Mr. Moore in a furnished apartment for up to nine months. We will reimburse Mr. Moore for his income tax liability associated with such benefits.

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OTHER COMPENSATION POLICIES

Employment Contracts and Severance Agreements

CEO

Pursuant to an employment agreement, dated March 15, 2019, between VSE and Mr. Cuomo (the "Employment Agreement"), Mr. Cuomo serves as VSE's CEO and President at a base salary of $685,000 per year. Mr. Cuomo is employed for a term that commenced on April 15, 2019 and will end on April 14, 2022, subject to an automatic extension for a successive one-year period unless notice not to renew is given by VSE or Mr. Cuomo, at least 90 days prior to the expiration of the term. Mr. Cuomo's base salary will be subject to review each December, commencing with December 2019, provided that his base salary shall not be less than $685,000 per year. Mr. Cuomo is also eligible to receive an annual performance bonus each year up to a maximum amount of not less than 100% of his base salary subject to the satisfaction of performance criteria to be determined by the Board under the Executive Incentive Plan. He also participates in the DSC Plan and Restricted Stock Plan. As an inducement to become VSE's CEO and President, Mr. Cuomo also received a restricted stock unit award covering 57,801 shares of VSE common stock, which award generally vests, subject to Mr. Cuomo's continued employment, as follows: 19,267 of such RSUs will vest on each of April 14, 2020, April 14, 2021 and April 14, 2022. Mr. Cuomo received a cash bonus of $25,000 to cover moving and relocation expenses.

Mr. Cuomo's employment may be terminated by the Board for “Cause” as defined in the Employment Agreement, and his employment may also be terminated in the case of his death or disability. If Mr. Cuomo's employment is terminated because of death or disability, he or his beneficiary, as the case may be, will be paid his annual base salary then in effect for one full year from the date of death or disability and a lump sum equal to the "Annualized Performance Bonus." In general, the Annualized Performance Bonus is the annual bonus for the year of termination, based on an estimate of performance through the termination date and prorated to reflect Mr. Cuomo’s service during the year of termination, which amount will be reconciled with actual performance following the end of the termination year (with the Company or Mr. Cuomo paying the other party the underpayment or overpayment, as applicable).

Mr. Cuomo's employment may also be terminated by VSE without Cause with 30 days' prior notice. If such a termination without Cause occurs not during the period beginning on the 90th day preceding a “change of control” (as defined in the Employment Agreement) and ending on the earlier of the first anniversary of the change of control and the date the term of the Employment Agreement expires pursuant to its terms (the “Change of Control Period”), Mr. Cuomo will be entitled to, among other things, a lump sum cash payment equal to the sum of 150% of his base salary in effect as of the termination date and the Annualized Performance Bonus. If a termination by VSE without Cause occurs during a Change of Control Period, Mr. Cuomo will be entitled to, among other things, a lump sum cash payment equal to the sum of 2.5 times his base salary and the Annualized Performance Bonus, subject to certain adjustments. If Mr. Cuomo’s employment expires on April 14, 2022 because VSE elected not to extend his employment under the Employment Agreement for one year to April 14, 2023, such expiration will be treated as a termination by VSE without Cause under the Employment Agreement. In such event, Mr. Cuomo will be entitled to, among other things, a lump sum cash payment equal to (a) the sum of 150% of his base salary and the Annualized Performance Bonus if the termination is not during a Change of Control Period and (b) the sum of one times his base salary and the Annualized Performance Bonus if the termination is during a Change of Control Period. Mr. Cuomo may terminate the Employment Agreement for “Good Reason” (as defined in the Employment Agreement), on 30 days' notice, and in such event Mr. Cuomo shall be entitled to, among other things, a lump sum cash payment equal to the sum of two times his annual base salary and the Annualized Performance Bonus, subject to certain adjustments.

The Employment Agreement includes undertakings by Mr. Cuomo regarding exclusive services and business opportunities during his employment term, and covenants regarding the safeguarding and return of confidential data, the non-solicitation of employees for a two-year period following termination and non-involvement, directly or indirectly, in any business enterprise that competes with VSE during his employment term and for a two-year period thereafter.

Other NEOs

Employment Agreement with CFO

Pursuant to an employment agreement, dated October 14, 2020, between VSE and Mr. Griffin, Mr. Griffin serves as VSE's Senior Vice President and CFO with an initial base salary of $400,000 per year. The term of the agreement commenced on November 9, 2020 and will end on November 9, 2022, subject to an automatic extension for successive one-year periods unless notice not to renew is given by VSE or Mr. Griffin, at least 30 days prior to the expiration of the applicable term. Mr. Griffin is also eligible to participate in VSE’s bonus plan consistent with our other NEOs, with a prorated opportunity for 2020. In addition, Mr. Griffin is eligible for a prorated DSC Plan allocation for 2020. Further, Mr. Griffin will be eligible to participate in our benefit plans that are generally provided to our executive officers as in effect from time to time. He also participates in our DSC Plan and Restricted Stock Plan.

Pursuant to his employment agreement, if Mr. Griffin’s employment is terminated effective as of the expiration of the initial two-year term or sooner by us without “cause” (as defined in the employment agreement), by the Company electing not to renew the term of the agreement, or by Mr. Griffin for “good reason” (as defined in the employment agreement), in addition to accrued compensation, (1) we will make a severance payment to Mr. Griffin equivalent to 18 months of his base salary, (2) we will pay Mr. Griffin the cash equivalent of all unvested rights of Mr. Griffin under the DSC Plan, and (3) all restricted stock, RSUs or similar rights granted to Mr. Griffin will vest in full.

If, after the initial two-year term of his employment agreement, we terminate Mr. Griffin’s employment without cause or by not renewing of the employment agreement, or Mr. Griffin terminates his employment for good reason, in addition to accrued compensation, we will pay Mr. Griffin an additional severance payment equivalent to 12 months or 18 months (depending on the non-competition and non-solicitation period elected by the Company) of his base salary.

If a “change in control” (as defined in Mr. Griffin’s employment agreement) results in VSE or its successor rejecting Mr. Griffin’s employment within two years after the change in control, Mr. Griffin will be entitled to a payment in an amount equal to one year of his base salary, plus any bonus that has been earned but not paid. In such event all unvested rights of Mr. Griffin under the DSC Plan will vest in full. Pursuant to Mr. Griffin's agreement, a “change of control” means any sale of equity interests in the Company or substantially all of the assets of the Company, or any merger, conversion or consolidation of the Company, that results in a change of control for the Company, or any other event, including insolvency or bankruptcy, a result of which is that any person (or other persons acting in concert) who did not previously have this ability now has the ability to elect a majority of the Board members or otherwise control, direct or order the disposition of the assets of the Company.

Severance payments under Mr. Griffin’s employment agreement are generally subject to Mr. Griffin’s execution of a release of claims in favor of the Company. The employment agreement also includes customary confidentiality, non-competition and non-solicitation provisions.

Employment Agreement with Federal & Defense Services Segment President

Pursuant to an employment agreement, dated September 14, 2019, between VSE and Mr. Moore, Mr. Moore was entitled to an initial base salary of $330,000 per year. The term of the agreement commenced on September 30, 2019 and will end on September 30, 2021, subject to an automatic extension for successive one-year periods unless notice not to renew is given by VSE or Mr. Moore, at least 30 days prior to the expiration of the applicable term. Mr. Moore is also eligible to participate in VSE’s bonus plan consistent with our other NEOs. Further, Mr. Moore is eligible to participate in our benefit plans that are generally provided to our executive officers as in effect from time to time. He also participates in our DSC Plan and Restricted Stock Plan.

Pursuant to his employment agreement, if Mr. Moore’s employment is terminated effective as of the expiration of the initial two-year term or sooner by us without “cause” (as defined in the employment agreement), in addition to accrued compensation, we will make a severance payment to Mr. Moore equivalent to the monthly average of his base salary for the preceding 18 months. If, after the initial two-year term of his employment agreement, we terminate Mr. Moore’s employment without cause, in addition to accrued compensation, we will pay Mr. Moore an additional severance payment equivalent to the monthly average of his base salary for the preceding 12 months or 18 months (depending upon the non-solicitation and non-competition period selected by the Company). We will provide similar benefits to Mr. Moore if he terminates his employment for “good reason” (as defined in his employment agreement).

If a “change in control” (as defined in Mr. Moore’s employment agreement) results in VSE or its successor rejecting Mr. Moore’s employment within two years after the change in control, Mr. Moore will be entitled to a payment in an amount equal to one year of his base salary, plus any bonus that has been earned but not paid.

Severance payments under Mr. Moore’s employment agreement are generally subject to Mr. Moore’s execution of a release of claims in favor of the Company. The employment agreement also includes customary confidentiality, non-competition and non-solicitation provisions.

Other Severance Arrangements

In addition to the employment agreements described above, the Company has also entered into a severance agreement with Mr. Kiernan.

On termination of Mr. Kiernan’s employment with VSE, he will be entitled to receive amounts earned during his term of employment, including salary through date of termination, unused vacation pay and reimbursement for company business and travel expenses. If VSE terminates the employment of Mr. Kiernan without "cause" or he resigns for “good reason” (as such terms are defined in his severance agreement), in addition to certain accrued compensation and benefits, Mr. Kiernan will be entitled to receive, generally subject to the execution of a release agreement and compliance with customary restrictive covenants, a severance benefit equal to continuation of his base salary for 12 months, plus the pro-rata value up to the date of termination of any additional compensation plans in which he then participates, including our performance bonus plan, DSC Plan, and Restricted Stock Plan, payable in installments in accordance with the Company's payroll practices.

During his employment with the Company, Mr. Loftus was eligible for severance benefits under his employment agreement. In the event of a termination of Mr. Loftus’ employment without “cause” (as defined in his employment agreement) or following a change in control during the term of the agreement, Mr. Loftus would have been eligible to receive, in addition to certain accrued compensation and benefits, a lump sum severance payment equal to one times his annual base salary, medical and hospitalization benefits for at least the first 18 months after the termination date, and automatic vesting of certain equity awards. In the event of Mr. Loftus’ death or disability (as defined in the employment agreement) for six consecutive months during the term of the employment agreement, he would have been eligible for continued payment of base salary for one year. For information regarding the actual compensation received by Mr. Loftus in connection with his retirement, including the consulting agreement he entered into with the Company, see “Potential Payments Upon Termination or Change in Control” below.

In general, the severance provisions provided under our agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under these agreements is also summarized in the “Executive Compensation” section below under the caption “Potential Payments Upon Termination or Change in Control.”

Executive Compensation Recovery

In March 2014, the Board approved a provision, sometimes referred to as a clawback provision, where in the event of a material misstatement of the Company’s financial statements, as determined by the Company and confirmed by the Company’s independent auditors, the Board, in its sole discretion, may direct the Company to recover all or a portion of incentive based compensation (including bonus payments, Restricted Stock awards, and deferred supplemental compensation awarded to a current or former participant in the DSC Plan). Notwithstanding the foregoing, this statement only applies to (a) a current or former participant who, as determined by the Board, was an “officer” (as defined in Section 16 of the Exchange Act) of the Company at the time of the award or anytime thereafter, and (b) a material misstatement of the Company’s financial statements that occurred within three years preceding the date on which the Company is required to prepare a restatement.

STOCK RETENTION GUIDELINES

To ensure alignment of the interests of our directors and executive officers with those of our stockholders, the Committee recommended and the Board approved Stock Retention Guidelines for directors and Restricted Stock Plan participants. Beyond the normal vesting schedule and two-year Stock sales restriction period, it is the Board’s sense that the guidelines for Restricted Stock retention be phased in over time. It is also the Board’s intent that these guidelines be subject to annual Board review and, under certain circumstances, be subject to Board waiver. The recommended guidelines for the retention of Restricted Stock are as follows:

Directors

Each current director will be expected to retain VSE Stock of market value equivalent to five years of the director’s cash portion of his or her annual retainer. Any director appointed after the date of these guidelines will be expected to retain at least as much VSE Stock as the director’s earned cumulative cash retainer until such time the market value of his or her VSE Stock is equal to at least five years of the director’s cash portion of the retainer.

New directors and officers will be expected to retain their allocated stock to achieve over time the suggested holding thresholds referenced above, but they will not be required to purchase VSE Stock on the open market to achieve such thresholds.

If non-employee directors remain in compliance with the Stock Retention Guidelines, they are permitted to designate, on a share-by-share basis, tradable VSE shares they own that will be subject to the two-year restriction period under the Restricted Stock Plan in lieu of holding restricted stock that would otherwise be subject to the two-year transfer restrictive period.

Management Team

CEO: the CEO is expected to retain VSE Stock of market value equal to five years of the CEO’s current base salary.

Other NEOs: Each of the other NEOs is expected to retain VSE Stock with a market value equal to three years of the NEO’s current base salary.

Corporate Officers other than NEOs: Each of these officers is expected to retain VSE Stock with a market value equal to two years of his or her current base salary.

Other Restricted Stock Plan participants: Each of these officers is expected to retain VSE Stock with a market value equal to one year of his or her current base salary.

While both directors and officers are expected to maintain their VSE Stock positions as outlined above, these guidelines are not intended for directors or officers to be obligated to purchase stock on the open market to rebalance their holdings that may fall below the suggested guidelines referenced above as a result of unusual swings in the market value of VSE Stock during any particular period.

Tax Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies like us for compensation in excess of $1 million paid to certain executive officers (and, beginning in 2018, certain former executive officers). In making its compensation decisions, the Committee retains the flexibility to award compensation that is consistent with our objectives and philosophy even if it does not qualify for a tax deduction. The Committee believes that the tax deduction limitation should not compromise our ability to design and maintain executive compensation arrangements that will attract and retain the executive talent needed to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

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COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committee has reviewed the preceding Compensation Discussion and Analysis and discussed its contents with VSE management. Based on the review and discussions, the Compensation and Human Resources Committee has recommended to the Board that this Compensation Discussion and Analysis be included in the Proxy Statement and, through incorporation by reference, in our Annual Report on Form 10-K for the year ended December 31, 2020.

Compensation and Human Resources Committee:	Calvin S. Koonce, Chair
John E. Potter
John E. Potter
Bonnie K. Wachtel

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EXECUTIVE COMPENSATION

2020 Summary Compensation Table

The table below summarizes the total compensation of each of the NEOs in each of the last three fiscal years.

Name and principal position ___________ (a)	Year ____ (b)	Salary ($) ______ (c)	Bonus ($)(1) ______ (d)	Stock awards ($) (2) _______ (e)	Option awards ($) _______ (f)	Non-equity incentive plan compensation ($) (3) _______ (g)	Change in pension value and non-qualified deferred compensation earnings ($) _______ (h)	All other compensation ($) (4) _______ (i)	Total ($)(7) ______ (j)
John A. Cuomo CEO and President (5)	2020	685,000	—	305,500	—	207,141	—	230,600	1,428,241
	2019	485,208	25,000	2,143,862	—	274,000	—	228,431	3,156,501

Thomas R. Loftus Former Executive Vice President and Chief Financial Officer (6)	2020	405,048	—	33,754	—	79,482	—	141,015	659,299
	2019	405,048	—	121,514	—	141,767	—	140,815	809,144
	2018	401,037	—	160,415	—	220,570	—	139,332	921,354
Stephen D. Griffin Senior Vice President and Chief Financial Officer (5)	2020	41,667	150,000	480,834	—	10,444	—	127,543	810,488

Thomas M. Kiernan Vice President, General Counsel and Corporate Secretary	2020	347,811	—	104,562	—	62,541	—	122,700	637,614
	2019	347,811	—	104,343	—	121,734	—	122,500	696,388
	2018	316,192	—	126,477	—	173,906	—	112,181	728,756
Chad M. Wheeler President, Fleet Segment	2020	377,731	—	75,546	—	78,347	—	150,434	682,058
	2019	377,731	—	113,319	—	100,000	—	132,074	723,124
	2018	337,260	—	134,904	—	240,000	—	118,923	831,087
Robert A. Moore President, Federal and Defense Services Segment (5)	2020	330,000	—	66,000	—	133,817	—	131,000	660,817

Notes to 2020 Summary Compensation Table

1.The amount reported in column (d) for 2020 represents a cash sign-on bonus received by Mr. Griffin pursuant to the terms of his employment agreement. The amount shown in Mr. Cuomo’s “Bonus” column for 2019 has been corrected from the amount shown in the Summary Compensation Table included in our 2020 proxy statement ($0) to include a sign-on bonus of $25,000 that he received in 2019.

2.The amounts reported in column (e) for 2020 represent stock awards granted under the Restricted Stock Plan. The amounts in this column reflect the aggregate grant date fair values of Restricted Stock Plan awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The grant date fair values for the performance-based restricted stock awards reflect the probable outcome of the applicable performance conditions.

Assuming maximum achievement of the applicable performance conditions, the grant date fair values of the 2020 performance-based restricted stock awards would be as follows: $822,000 for Mr. Cuomo; $29,168 for Mr. Griffin; $303,786 for Mr. Loftus; $243,468 for Mr. Kiernan; $264,412 for Mr. Wheeler; and $231,000 for Mr. Moore. The amount shown in Mr. Cuomo's “Stock Awards” column for 2019 has been corrected from the amount shown in the Summary Compensation Table included in our 2020 proxy statement ($274,000) to include the grant date fair value of an award of 57,801 time-based RSUs that he received in 2019.

3.The amounts reported in column (g) for 2020 represent cash paid to the NEOs under the 2020 Short-Term Cash Incentive Program, which program is discussed above under “Executive Compensation Components- 2020 Annual Short-Term Cash Incentive.” Mr. Griffin received a prorated 2020 Short-Term Incentive Program payout, based on his start date of November 9, 2020.

4.The amounts reported in column (i) include 401(k) plan matching contributions allocated to each of the NEOs’ accounts for 2020 pursuant to VSE’s Employee 401(k) Plan discussed above under “Executive Compensation Components-Other Compensation” (Mr. Cuomo - $11,400; Mr. Loftus - $11,400; Mr. Kiernan - $11,400; Mr. Wheeler - $11,400; and Mr. Moore - $11,400). Also reported in column (i) is the amount allocated to each NEO’s account for 2020 under the DSC Plan. See discussion above under “Executive Compensation Components - Deferred Supplemental Compensation” (Mr. Cuomo - $219,200; Mr. Griffin - $13,334; Mr. Loftus - $129,615; Mr. Kiernan - $111,300; Mr. Wheeler - $120,874; and Mr. Moore - $105,600). Mr. Moore also received $14,000 for temporary housing. For Mr. Griffin, column (i) also includes relocation and travel costs of $114,210. For Mr. Wheeler, column (i) also includes a paid leave payout of $18,160. Although acceleration value is not included in the 2020 Summary Compensation Table, following Mr. Loftus’ retirement as an employee on December 31, 2020, the outstanding and unvested portions of his earned 2018 performance-based restricted stock award (valued at $53,471) and 2019 performance-based restricted stock award (valued at $81,009) were accelerated and vested in full, and one-third of his earned 2020 performance-based restricted stock award (valued at $33,754) vested.

5.Mr. Griffin became VSE's CFO and Senior Vice President on November 9, 2020, and therefore, no information is provided for him for years prior to 2020. No information is provided for Mr. Cuomo prior to 2019, or for Mr. Moore prior to 2020, because such NEOs were not NEOs at any point prior to such years.

6.Mr. Loftus ceased serving as CFO, Executive Vice President effective November 9, 2020 and retired as an employee on December 31, 2020.

7.The amount in this column for Mr. Cuomo for 2019 has been corrected from the amount shown in the Summary Compensation Table included in our 2020 proxy statement ($1,261,639) to include the RSU grant and sign-on bonus (as described in footnotes 1 and 2) that were inadvertently omitted from our 2020 proxy statement.

Narrative to 2020 Summary Compensation Table

See “Compensation Discussion and Analysis” above for a description of the compensation plans pursuant to which the amounts listed in the “2020 Summary Compensation Table” were paid or awarded and the criteria for such payments and awards.

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Grants of Plan-Based Awards in Fiscal Year 2020 Table

The table below reports all grants of plan-based awards to each of the NEOs for the year ended December 31, 2020.

Name ______ (a)	Grant Date ______ (b)	Estimated possible payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: number of shares of stock or units (#/$) _______ (i)	Grant date fair value of stock and option awards ($)(6) ________ (l)
		Threshold ($) _____ (c)	Target ($) _____ (d)	Maximum ($) _____ (e)	Threshold ($) _________ (f)	Target ($) ______ (g)	Maximum ($) _______ (h)(3)
John A. Cuomo	1/1/20	—	—	—	—	513,750	822,000	205,500 (3)	205,500
	12/9/20	—	—	—	—	—	—	100,000 (4)	100,000
		85,625	616,500	856,250	—	—	—	—	—
Thomas R. Loftus	1/1/20	—	—	—	—	222,776	303,786	101,262 (3)	33,754
		40,505	222,776	344,291	—	—	—	—	—
Stephen D. Griffin	11/9/20	—	—	—	—	20,834	29,168	8,334 (3)	8,334
	11/9/20	—	—	—	—	—	—	15,000 (5)	472,500
		32,000	200,000	320,000	—	—	—	—	—
Thomas M. Kiernan	1/1/20	—	—	—	—	173,906	243,468	69,562 (3)	69,562
	12/9/20	—	—	—	—	—	—	35,000 (4)	35,000
		27,825	173,906	278,249	—	—	—	—	—
Chad M. Wheeler	1/1/20	—	—	—	—	188,866	264,412	75,546 (3)	75,546
		30,218	188,866	302,185	—	—	—	—	—
Robert A. Moore	1/1/20	—	—	—	—	165,000	231,000	66,000 (3)	66,000
		26,400	165,000	264,000	—	—	—	—	—

Notes to Grants of Plan-Based Awards Table

1.The amounts reported above represent possible payouts to the NEOs under the 2020 Short-Term Incentive Program, as further described above under “Executive Compensation Components- Annual 2020 Short-Term Cash Incentive.”

2.The amounts reported above represent potential amounts above the threshold payment level under 2020 performance-based restricted stock awards that could be earned if certain ROE goals were met or exceeded. For more information regarding these awards, see above under “Executive Compensation Components-Long-Term Incentive Compensation." The amounts represent the dollar amounts associated with the awards, which do not convert into stock until vesting.

3.These amounts represent the threshold payment level under the 2020 performance-based restricted stock awards, which is payable irrespective of ROE achievement, subject to vesting conditions, all as further described above under “Executive Compensation Components-Long-Term Incentive Compensation.” The amounts represent the dollar amounts associated with the awards, which do not convert into stock until vesting.

4.Amounts represent supplemental restricted stock awards granted in December 2020 that generally vest in substantially equal installments in each of March of 2021, 2022 and 2023. The amounts represent the dollar amounts associated with the awards, which do not convert into stock until vesting.

5.In November 2020, Mr. Griffin was granted an award of 15,000 shares of fully vested VSE stock (subject to deferred payment), to be paid in three equal installments of 5,000 shares in November of

2020, 2021 and 2022, subject to two-year trading restrictions after each installment The amount represents the number of fully vested shares of VSE stock Mr. Griffin was granted pursuant to his employment agreement.

6.Represents the grant date fair value of stock awards granted in 2020, computed in accordance with ASC 718.

Narrative to Grants of Plan-Based Awards Table

See “Compensation Discussion and Analysis” above for a description of the 2020 Short-Term Incentive Program and the 2020 stock unit and performance-based restricted stock awards pursuant to which the amounts listed in the “Grants of Plan-Based Awards in Fiscal Year 2020 Table” were paid or awarded and the criteria for such payments and awards.

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Outstanding Equity Awards at 2020 Fiscal Year End Table

The table below reports all outstanding equity awards for each of the NEOs for fiscal year ended December 31, 2020.

	Option awards					Stock awards
Name _______ (a)	Number of securities underlying unexercised options exercisable (#) ________ (b)	Number of securities underlying unexercised options unexercisable (#) ________ (c)	Equity incentive plan awards: number of securities underling unexercised unearned options (#) ________ (d)	Option exercise price ($) ______ (e)	Option expiration date _______ (f)	Number of shares or units of stock that have not vested (#) _______ (g)	Market value of shares or units of stock that have not vested ($)(5) ______ (h)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) ________ (i)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) ________ (j)
John A. Cuomo	—	—	—	—	—	(2)	182,667	—	—
	—	—	—	—	—	38,534 (3)	1,483,174	—	—
	—	—	—	—	—	(4)	305,500	—	—
Thomas R. Loftus (6)	—	—	—	—	—	(1)	53,471	—	—
	—	—	—	—	—	(2)	81,009	—	—
	—	—	—	—	—	(4)	33,754	—	—
Stephen D. Griffin	—	—	—	—	—	(4)	8,334	—	—
Thomas M. Kiernan	—	—	—	—	—	(1)	42,159	—	—
	—	—	—	—	—	(2)	69,562		—
	—	—	—	—	—	(4)	104,562	—	—
Chad M. Wheeler	—	—	—	—	—	(1)	44,968	—	—
	—	—	—	—	—	(2)	75,546	—	—
	—	—	—	—	—	(4)	75,546	—	—
Robert A Moore	—	—	—	—	—	(4)	66,000	—	—

Notes to Outstanding Equity Awards Table

1.Represents the earned and unvested portion of performance-based restricted stock awards granted in 2018 that vested on March 1, 2021.

2.Represents the earned and unvested portion of performance-based restricted stock awards granted in 2019 that will generally vest (or vested) in substantially equal installments on each of March 1, 2021 and March 1, 2022.

3.Represents the unvested portion of restricted stock units granted in 2019 that will generally vest in substantially equal installments on each of April 14, 2021 and April 14, 2022.

4.Represents supplemental restricted stock awards and the earned and unvested portion of performance-based restricted stock awards granted in 2020 that will generally vest (or vested) in substantially equal installments in each of March 2021, March 2022, and March 2023. For more information regarding these awards, see above under “Executive Compensation Components-Long-Term Incentive Compensation.”

5.Supplemental restricted stock awards and performance-based restricted stock awards are denominated in dollars and convert into restricted stock based on the fair market value (closing market price) of VSE stock at the date of conversion (generally after vesting). Accordingly, the number of unvested shares underlying such awards as of December 31, 2020 is not determinable. The amount set forth in column (h) with respect to each such award represents the earned (based on the level of performance achieved over the applicable performance period, to the extent applicable) and unvested dollar value that has not yet vested or been converted into shares as of December 31, 2020.

6.Following Mr. Loftus' retirement as an employee on December 31, 2020, the outstanding and unvested portions of his earned 2018 and 2019 performance-based restricted stock awards were accelerated and vested in full, and one-third of his earned 2020 performance-based restricted stock award vested.

Option Exercises and Stock Vested During Fiscal Year 2020 Table

The following table reports stock awards vested by the NEOs during the fiscal year ended December 31, 2020.

	Option Awards		Stock Awards
Name __________ (a)	Number of shares acquired on exercise (#) __________ (b)	Value realized on exercise ($) (1) __________ (c)	Number of shares acquired on vesting (#) (2) ____________ (d)	Value realized on vesting ($) _________ (e)
John A. Cuomo	—	—	22,453	434,093
Thomas R. Loftus	—	—	5,668	162,501
Stephen D. Griffin	—	—	15,000	472,500
Thomas M. Kiernan	—	—	4,686	134,344
Chad M. Wheeler	—	—	5,022	143,970
Robert A. Moore	—	—	2,616	75,000

Notes to Options Exercises and Stock Vested Table

1.No stock options were exercised by the NEOs during 2019. VSE has not granted any stock options to its employees, including officers, since December 31, 2005 and as of December 31, 2009 all VSE stock options had been exercised or had expired.

2.The number of shares acquired pursuant to the Restricted Stock Plan on vesting reported in column (d) includes shares withheld for the minimum amount of taxes required to be withheld by the Company under applicable law, as follows: Mr. Cuomo-5,966 shares, Mr. Griffin-1,732 shares, Mr. Loftus-1,706 shares, Mr. Kiernan-1,407 shares, Mr. Wheeler-1,374 shares and Mr. Moore-659 shares. The value realized on vesting reported in column (e) represents the number of vested shares acquired valued at the closing market price for VSE Stock on the vesting date, including the shares withheld for the minimum amount of taxes required to be withheld by the Company under applicable law.

Pension Benefits

VSE does not provide defined benefit pension arrangements or post-retirement health coverage for executives and employees. VSE and each of its wholly owned subsidiaries sponsor participation in the VSE Employee 401(k) Plan and each of VSE subsidiaries, Energetics Incorporated and Akimeka, LLC, sponsors a profit-sharing plan, but no money was contributed to either plan for 2020. Each of the plans are IRS-qualified, defined contribution, money-purchase plans. VSE also has a nonqualified deferred compensation plan as discussed below.

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Non-Qualified Deferred Compensation Table

The following table provides information related to potential benefits payable to each NEO under VSE’s DSC Plan or Restricted Stock Plan as of and for the year ended December 31, 2020.

Name (1) ____________ (a)	Plan ____________	Executive contributions in last FY ($) ____________ (b)	VSE contributions in last FY (2) ($) ___________ (c)	Aggregate earnings in last FY ($) ____________ (d)	Aggregate withdrawals/ distributions ($) ___________ (e)	Aggregate balance at last FYE (3) ($) ____________ (f)
John A. Cuomo	DSC Plan	—	219,200	97,545	—	535,945
Stephen D. Griffin	DSC Plan	—	13,333	—	—	13,333
	Restricted Stock Plan (4)	—	315,000	69,900	—	384,900
Thomas R. Loftus	DSC Plan	—	129,615	351,511	—	2,909,280
Thomas M. Kiernan	DSC Plan	—	111,300	285,736	—	1,655,999
Chad M. Wheeler	DSC Plan	—	120,874	109,085	—	951,909
Robert A. Moore	DSC Plan	—	105,600	11	—	132,011

Notes to Nonqualified Deferred Compensation Table

1.Mr. Loftus (who resigned on December 31, 2020) has been a participant in the DSC Plan or predecessor plans for more than 20 years. Mr. Cuomo, Mr. Kiernan, Mr. Wheeler and Mr. Moore have been participants for 1.7 years, 12 years, 10 years and 1 year, respectively. Mr. Griffin became a participant in the DSC Plan on November 9, 2020.

2.Amounts reported in column (c) are reported in the 2020 Summary Compensation Table, column (e) or column (i), as applicable. Aggregate earnings (losses) reported in column (d) are not reported in the 2020 Summary Compensation Table.

3.Amounts reported in column (f) for the DSC Plan include aggregate contributions that were reported as compensation to the NEOs in the 2020 Summary Compensation Table for previous years and aggregate earnings that were not reported as compensation. Aggregate contributions to the DSC Plan previously reported in the Summary Compensation Tables for the years 2000 through 2020, the period for which plan records identifying contributions to individual participants are available, and aggregate earnings (losses) for the same period, were as follows:
Aggregate Company DSC Plan Contributions and Earnings, 2000-2020

Name	Aggregate Company Contributions ($)	Aggregate Earnings ($)
John A. Cuomo	438,400	97,545
Stephen D. Griffin	18,586	—
Thomas R. Loftus	1,410,735	1,498,545
Thomas M. Kiernan	992,250	663,749
Chad M. Wheeler	723,433	228,476
Robert A. Moore	132,000	11

4.Amount reported in column (c) represents the value of 10,000 vested but deferred shares of stock granted to Mr. Griffin on November 9, 2020, based on the closing price of our common stock on such date ($31.50). Amount reported in column (f) represents the value of such deferred stock as of

December 31, 2020, based on the closing price of our common stock on such date ($38.49), $315,000 of which is reported in the 2020 Summary Compensation Table under column (e).

Narrative to Nonqualified Deferred Compensation Table

The DSC Plan is a nonqualified, noncontributory plan that was originally adopted by the Board in 1994. The DSC Plan provides, at the Board’s discretion, for an annual contribution to the plan not to exceed 12% of our consolidated net income for the year. Each officer’s allocation from the annual contribution bears the same percentage to the annual contribution as that officer’s salary bears to total annual participant salaries. For 2020 an annual contribution of 8% of our consolidated net income (approximately $971 thousand, as adjusted for non-recurring items) was authorized and allocated to 10 participant accounts, including a total of approximately $700,000 allocated to the NEOs’ accounts. For 2020, awards may not exceed 32% of any participant's annual salary.

Benefits under the DSC Plan are payable to the participant on retirement or resignation, subject to a vesting schedule, non-competition agreement, and other plan provisions, or if a change of control of VSE occurs. Our contributions to the DSC Plan are irrevocable and shall be used to pay benefits under the plan, subject to the claims of our general creditors.

Our annual contribution to the DSC Plan is deposited in a plan trust. The aggregate annual contribution is allocated for the benefit of each of the participants and credited to each of their respective employer contribution accounts. Participants make investment elections for their respective account balances and annual contributions from a group of life insurance (COLI) investment funds managed by Lincoln Financial Group. For more information regarding the terms of the DSC Plan, see above under “Executive Compensation Components-Long-Term Incentive Compensation.”

Potential Payments Upon Termination or Change in Control

The following table sets forth potential payments to our NEOs on termination of employment or a change of control of VSE, other than with respect to Mr. Loftus, whose actual arrangement in connection with his 2020 retirement is described below in this section. The amounts shown assume that such termination or termination on change of control was effective as of December 31, 2020 and that the share price at the time of termination was the closing price of our stock on December 31, 2020 ($38.49), and are estimates of the amounts that would be paid to the NEOs on their termination. The actual amounts to be paid can only be determined at the time of such NEOs separation from VSE or any of our subsidiaries.

Potential Payments Upon Termination or Change in Control Table (1)

Name	Benefit	Termination Without Cause ($)	Termination on Change of Control ($)
John A. Cuomo (2)	Salary	2,055,000	2,055,000
	DSC Plan	535,945	535,945
	Restricted Stock	544,719	544,719
Stephen D. Griffin	Salary	400,000	400,000
	DSC Plan	13,333	13,333
	Restricted Stock	8,334	8,334
Thomas M. Kiernan	Salary	347,811	347,811
	DSC Plan	1,655,999	1,655,999
	Restricted Stock	216,283	216,283
Chad M. Wheeler (3)	Salary	377,731	377,731
	DSC Plan	951,909	951,909
	Restricted Stock	199,052	199,052
Robert A. Moore	Salary	330,000	330,000
	DSC Plan	132,011	132,011
	Restricted Stock	66,000	66,000

Notes to Potential Payments Upon Termination or Change in Control Table

1.The table excludes information with respect to contracts, agreements, plans, or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of executive officers and that are available generally to all salaried employees - for example, qualified benefit plan distributions and payment for unused vacation pay.

2.The information regarding Mr. Cuomo is based on his employment agreement with VSE, dated March 15, 2019, which provided in the event of a termination by VSE during a Change of Control Period, that Mr. Cuomo would be paid (a) a severance payment equal to the lesser of (i) three times his base salary in effect as of the termination date or (ii) such amount as would not trigger the application of Section 280G of the Internal Revenue Code and (b) an annualized performance bonus for the year in which the termination occurred, based on an estimate of VSE’s performance for the period before the termination date, as determined by the Compensation and Human Resources Committee, and on the terms and conditions of VSE’s annual bonus plan, and prorated to reflect the number of days out of 365 during which Mr. Cuomo was employed by VSE during the year of termination.

3.Although we do not have a formal severance arrangement with Mr. Wheeler, we have assumed for purposes of this disclosure that Mr. Wheeler would receive a payment equal to one year of his base salary in the event of his termination of employment by the Company without cause.

Narrative to Potential Payments Upon Termination or Change in Control Table.

See “Compensation Discussion and Analysis” above in the section titled “Other Compensation Policies” for a description of the potential payments awarded upon termination or change of control and the criteria for such payments.

Following Mr. Loftus’ retirement as an employee on December 31, 2020, the outstanding and unvested portions of his earned 2018 performance-based restricted stock award (valued at $53,471) and 2019 performance-based restricted stock award (valued at $81,009) were accelerated and vested in full, and one-third of his earned 2020 performance-based restricted stock award (valued at $33,754) vested. In addition, we entered into a consulting agreement with Mr. Loftus on October 27, 2020. Under the consulting agreement, Mr. Loftus agreed to provide the Company with limited consulting services, generally consisting of services to support the transition of CFO responsibilities to Mr. Griffin, for the period beginning on January 1, 2021 and ending on December 31, 2021, at an annual rate of $200 per hour (up to a maximum aggregate fee of $100,000 over the life of the agreement). The agreement may be terminated early by either party with 15 days written notice that termination is desired.

Pay Ratio Disclosure Rule

The following information about the relationship between the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than the CEO and the compensation of Mr. Cuomo, our CEO and President (and Principal Executive Officer or “PEO”), is provided in compliance with the requirements of Item 402(u) of Regulation S-K of the Exchange Act. The Company believes its compensation philosophy and process yield an equitable result and is presenting such information for 2020 in accordance with the required disclosure as follows:

Median Employee annual total compensation	$53,183
Mr. Cuomo ("PEO”) 2020 annual total compensation	$1,428,241
Ratio of PEO to Median Employee annual total compensation	27:1
For purposes of this pay ratio disclosure, 2020 PEO annual total compensation represents the total compensation reported for Mr. Cuomo under the “2020 Summary Compensation Table.” Due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate.

In determining the median employee, a listing was prepared of all full time, part time, seasonal and temporary employees (other than the PEO) of the Company and our consolidated subsidiaries as of December 31, 2020. Wages and salaries (our consistently applied compensation measure) were annualized for those employees (other than temporary and seasonal employees), without creating full-time equivalencies, that were not employed for the full year of 2020, based on reasonable assumptions and estimates relating to our employee compensation program. The median employee was determined based on the annualized list. As of December 31, 2020 the Company employed 1,901 persons, of which 436 have wages negotiated through a Collective Bargaining Agreement and 234 have wages determined by the Service Contract Act. Additionally, we employ a diverse range of employees, many of whom live and work in lower cost of living areas other than the Washington, D.C. Metropolitan area.

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Proposal No. 4

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act requires that we include in this Proxy Statement a non-binding advisory stockholder vote to approve our named executive officers’ compensation as described in this Proxy Statement (commonly referred to as “say-on-pay”).

We encourage stockholders to review the “Compensation Discussion and Analysis” and the “Executive Compensation” sections of this Proxy Statement. VSE’s consistent stockholders’ value creation over the long term is reinforced by and aligned with the executive compensation program. We believe the program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. This balance is evidenced by the following:

•We provide a significant part of executive compensation in performance-based incentives, including annual cash incentive awards and performance-based equity awards. Payouts of performance-based equity awards are based on achievement of financial objectives and are subject to caps on total payouts;

•Earned performance-based restricted stock awards are generally subject to a three-year vesting period; and

•We respond to economic conditions appropriately, such as holding 2020 base salaries for our continuing NEOs at their 2019 levels.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the NEOs as described in this Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation,” including the related tabular and narrative disclosure contained in this Proxy Statement."

Because the vote is advisory, it will not be binding upon the Board or the Compensation and Human Resources Committee and neither the Board nor the Compensation and Human Resources Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation and Human Resources Committee will, however, carefully consider the outcome of the vote when considering future executive compensation arrangements. We currently hold a say-on-pay vote annually, and the next say-on-pay vote is expected to occur at our 2022 annual meeting of stockholders.

The approval of the advisory resolution on the Company’s compensation of executive officers requires the affirmative vote of a majority of the Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

The Board unanimously recommends that stockholders vote “FOR” the approval of the compensation of the Company’s named executive officers.

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Proposal No. 5

VOTE ON FREQUENCY OF ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As mentioned above, Section 14 of the Exchange Act requires that we include, at least every sixth year, a separate non-binding stockholder vote to advise on whether the say-on-pay vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter.

After careful consideration of this proposal, our Board has determined that an advisory stockholders vote to approved named executive officer compensation that occurs once every year is the most appropriate alternative for our Company at this time, and therefore our Board recommends an annual stockholders vote for the advisory vote to approve named executive officer compensation. Also, we welcome communications with our stockholders as frequently as possible to be advised on matters that concern them.

In formulating its recommendation, our Board considered that an annual advisory stockholders vote to approve named executive officer compensation provides the highest level of communication with our stockholders by allowing them to provide us with their direct input on our NEOs, as disclosed in VSE’s proxy statement, every year. Additionally, an annual advisory vote to approve named executive officer compensation is consistent with our belief that engagement with our stockholders is a component of our corporate governance and our practice of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters.

In the future we may determine that a less frequent advisory vote is appropriate, either in response to the vote of our stockholders on this proposal or for other reasons.

Stockholders may cast their vote on the preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when voting on this proposal. The option of one year, two years or three years that receives a majority of votes cast by stockholders will be the frequency for the advisory vote to approve named executive officer compensation that has been recommended by stockholders. However, because this vote is advisory and not binding on our Board in any way, our Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote to approve named executive officer compensation more or less frequently than the option approved by our stockholders.

The Board unanimously recommends that stockholders vote to conduct an advisory stockholders vote to approve named executive officer compensation every year.

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Proposal No. 6

APPROVAL OF THE VSE CORPORATION 2021 EMPLOYEE STOCK PURCHASE PLAN

In March 2021, our Board approved the VSE Corporation 2021 Employee Stock Purchase Plan (the “2021 ESPP”), subject to stockholder approval, and reserved 500,000 shares of common stock, par value $0.05 per share, of the Company (“Common Stock”) for issuance under the 2021 ESPP. The 2021 ESPP was effective on March 17, 2021, subject to stockholder approval on or before the 12-month anniversary of the date the 2021 ESPP was adopted by the Board. If stockholder approval is not obtained by such 12-month anniversary, the 2021 ESPP will have no effect. The purpose and benefits of the 2021 ESPP are described below.

Our stockholders are being asked to approve the 2021 ESPP and the reservation by the Board of Common Stock under the 2021 ESPP for the purpose of qualifying such Common Stock for special tax treatment under Section 423 of the Internal Revenue Code of 1984, as amended (the “Code”).

If the 2021 ESPP is approved, it is expected that there will be sufficient shares available under the 2021 ESPP to satisfy our needs under the 2021 ESPP for approximately 10 years, but the shares of Common Stock available under the 2021 ESPP could last for a different period of time if actual practice does not match current expectations or our share price changes materially. Based on the closing price on the NASDAQ Global Select Market for our Common Stock on March 17, 2021 of $42.27 per share, the aggregate market value as of that date of the 500,000 shares of Common Stock requested under the 2021 ESPP was $21,135,000. The 500,000 shares of Common Stock that will be available under the 2021 ESPP will represent approximately 4% of our 12,691,570 fully-diluted outstanding shares of Common Stock as of March 17, 2021.

Description of the 2021 ESPP

The material terms and provisions of the 2021 ESPP are summarized below. This summary, however, does not purport to be a complete description of the 2021 ESPP. The following summary of the 2021 ESPP is qualified in its entirety by reference to the complete text of the 2021 ESPP, a copy of which is included as Appendix A to this Proxy Statement.

Purpose of the 2021 ESPP

The purpose of the 2021 ESPP is to provide eligible employees of the Company with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and to provide an incentive for continued employment.

Administration

The 2021 ESPP will generally be administered by the Compensation and Human Resources Committee or such other committee or subcommittee of the Board, if any, duly appointed to administer the 2021 ESPP as specified by the Board (except that the Board may administer the 2021 ESPP in certain circumstances as further described in the 2021 ESPP). References to the “Committee” in this proposal refer to the Compensation and Human Resources Committee, such other committee designated by the Board, or the full Board, as applicable. Subject to the terms of the 2021 ESPP, the Committee will determine all of the relevant terms and conditions of purchase rights. However, all participants granted purchase rights for an offering provided for under the 2021 ESPP will have the same rights and privileges within the meaning of Section 423 of the Code. Generally, any and all interpretations, actions, decisions and determinations taken or made by the Committee in the exercise of its discretion under the 2021 ESPP or any agreement under the 2021 ESPP will be final, binding and conclusive (except as otherwise provided in the 2021 ESPP). All expenses reasonably incurred by the Company in the administration of the 2021 ESPP will be paid by the Company.

Any officer of the Company will have the authority to act on behalf of the Company with respect to any matter that is the responsibility of or that is allocated to the Company in the 2021 ESPP, provided that the officer has actual authority with respect to such matter.

The Company may, consistent with the 2021 ESPP and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the 2021 ESPP.

Eligibility

Each employee (as defined in the 2021 ESPP) of the Company or any Company subsidiary or parent designated by the Committee in its discretion is eligible to participate in the 2021 ESPP, except for the following: (1) employees who have been employed by the group of participating companies for a period of less than three months as of the first day of an offering period (unless otherwise determined by the Committee); or (2) employees who are customarily employed by the group of participating companies for 20 hours or less per week (unless otherwise determined by the Committee). However, no employee is eligible to participate in the 2021 ESPP or receive a purchase right if, immediately after the grant, that employee would own, or hold options to purchase, stock of the Company or of an affiliate possessing 5% or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423 of the Code (as further described in the 2021 ESPP). As of March 17, 2021, the Company has approximately 2,225 employees, including 6 executive officers (including the CEO), that are eligible to participate in the 2021 ESPP. The basis for participation in the 2021 ESPP is meeting the eligibility requirements and electing to participate.

Offering Periods

In general, unless otherwise determined by the Committee, each offering period under the 2021 ESPP will be six months and the purchase date will be the last day of the offering period. Offering periods may be consecutive.

The first offering period under the 2021 ESPP will commence on July 1, 2021 and will have a six-month duration, closing on December 31, 2021. Thereafter, a new six-month offering period will commence on each subsequent July 1st and January 1st, with each such offering period consisting of a single six-month purchase period ending on or prior to June 30th or December 31st, respectively, except as otherwise provided by the Committee. No offering period will have a duration exceeding 27 months.

Participation and Payroll Deductions

Eligible employees become participants in the 2021 ESPP by timely filing a subscription agreement authorizing payroll deductions. Each participating employee must authorize contributions pursuant to the 2021 ESPP as a whole percentage the participating employee’s eligible compensation (as defined for purposes of the 2021 ESPP). Such payroll deductions generally may not be less than 1% or more than 12% of a participant's eligible compensation. A participant’s payroll deductions for each calendar year may not exceed $22,000 in fair market value. The Committee may change the foregoing limits on payroll deductions effective as of the first day of an offering period.

A participant may decrease the rate of payroll deductions during an offering period by completing a new subscription agreement for payroll deductions. An increase in the rate of payroll deductions may not be made during an offering period unless otherwise determined by the Committee.

A participant will automatically participate in the next operating period commencing immediately after the final purchase date of each offering period in which the participant participates provided that the participant remains an eligible employee on the first day of the new offering period and has not withdrawn from the 2021 ESPP, terminated employment or otherwise ceased to be an eligible employee as provided in the 2021 ESPP.

Each eligible employee who has timely elected to participate in the 2021 ESPP is automatically granted an option to purchase Common Stock (a “purchase right”) on the first day of each offering period. The purchase right will consist of an option to purchase the lesser of (1) the number of whole shares of Common Stock determined by dividing the “dollar limit” by the fair market value of a share of Common Stock on the first day of the offering period or (2) the “share limit.” The dollar limit is $2,083.33 multiplied by the number of months (rounded to the nearest whole month) in the offering period, rounded to the nearest whole dollar. Subject to adjustment by the Committee prior to the start of the offering period, the share limit is 100 multiplied by the number of months (rounded to the nearest whole month) in the offering period, rounding to the nearest whole share. The Committee may, prior to the first day of any offering period, (1) change the method of, or any of the foregoing factors in, determining the number of shares subject to purchase rights to be granted on such day, or (2) specify a maximum aggregate number of shares of Common Stock that may be purchased by all participants in an offering or on any purchase date within an offering period.

If the number of shares of Common Stock that might be purchased by all participants on a purchase date exceeds the number of shares of Common Stock available in the 2021 ESPP or the maximum aggregate number of shares of Common Stock that may be purchased on such purchase date pursuant to a limit established by the Committee, the Company will make a pro-rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable.

Participant Accounts

Generally, the Company may use all payroll deductions received or held by it under the 2021 ESPP for any corporate purpose, and the Company will not be required to segregate participant payroll deductions. Until shares are issued, participants will only have the rights of an unsecured creditor. Participants exercising purchase rights will generally receive or have access to reports of their accounts setting forth the total payroll deductions accumulated, the number of shares purchased, the purchase price, the date of purchase, and the remaining cash balance, if any, refunded or carried forward to the next purchase period or offering period, as the case may be. In addition, each participant will be provided information concerning the Company equivalent to that information provided generally to the Company’s stockholders.

Purchase of Common Stock

Generally, on each purchase date of an offering period, each participant as of such purchase date will automatically acquire the number of whole shares of Common Stock determined by dividing (1) the total amount of the participant’s payroll deductions accumulated in the participant’s account during the offering period and not previously applied toward the purchase of Common Stock by (2) the purchase price, subject to the limitations described in the 2021 ESPP.

Unless otherwise determined by the Committee, the purchase price will generally be 88% of the lesser of (1) the fair market value (as defined in the 2021 ESPP) of the Common Stock on the first day of the offering period and (2) the fair market value of the Common Stock on the purchase date. The purchase price will not be less than eighty-five percent (85%) of the lesser of (1) the fair market value of the Common Stock on the first day of the offering period and (2) the fair market value of the Common Stock on the purchase date.

No participant will be granted a purchase right that permits his or her right to purchase Common Stock under the 2021 ESPP to accrue at a rate that, when aggregated with such participant’s rights to purchase shares under all other employee stock purchase plans of a participating company intended to meet the requirements of Section 423 of the Code, exceeds $25,000 in fair market value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which the purchase right is outstanding at any time.

As promptly as practicable after the purchase date, the Company will issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her purchase right. Any cash balance remaining in a participant’s account following a purchase date will be refunded to the participant. However, if the cash balance to be returned to a participant is less than the amount that would have been necessary to purchase an additional whole share of Common Stock on the purchase date, the Company may retain the cash balance in the participant’s account to be applied toward the purchase of shares of Common Stock in the subsequent purchase period or offering period.

Transferability

Neither payroll deductions credited to a participant’s account nor a participant’s purchase right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the 2021 ESPP or by will or the laws of descent and distribution. A designation of a beneficiary as described in the 2021 ESPP will not be treated as a disposition.

Withdrawal and Termination of Employment

A participant may withdraw from an offering period under the 2021 ESPP pursuant to a method specified by the Company. Such withdrawal may be elected at any time prior to the end of an offering period, or such other period as specified by the Committee.

Upon withdrawal from the 2021 ESPP, the accumulated payroll deductions that have not been applied toward the purchase of shares of Common Stock will be returned to the withdrawn participant, without interest (unless otherwise required by applicable law), and his or her interest in the 2021 ESPP and the offering will terminate. If a participant voluntarily elects to withdraw from 2021 ESPP, he or she may not resume his or her participation in the 2021 ESPP during the same offering period, but he or she may participate in any offering period under the 2021 Plan that starts on a date after such withdrawal by meeting the 2021 ESPP’s eligibility requirements and filing a new subscription agreement.

Upon a participant’s ceasing to be an employee for any reason (determined in accordance with Section 423 of the Code), including retirement, disability or death, or upon the failure of a participant to remain eligible to participate in the 2021 ESPP, the participant’s participation in the 2021 ESPP will terminate immediately.

In the event a participant’s interest in the 2021 ESPP is terminated by withdrawal, termination of employment or otherwise, or in the event the 2021 ESPP is terminated by the Board, the Company will deliver to the participant all accumulated payroll deductions credited to such participant’s account. No interest will accrue on the payroll deductions of a participant in the 2021 ESPP or otherwise be credited to the participant’s account, unless otherwise required by law.

Change in Control

In the event of a change in control (as defined in the 2021 ESPP), the Board (or the Committee) may provide for any of, or a combination of any of, the following: (a) each purchase right will be assumed or an equivalent purchase right will be substituted by the successor entity or parent or subsidiary of such successor entity; (b) a date selected by the Board (or the Committee) on or before the date of consummation of such change in control will be treated as a purchase date and all outstanding purchase rights will be exercised on such date; (c) all outstanding purchase rights will terminate and the accumulated payroll deductions will be refunded to each participant upon or immediately prior to the change in control; or (d) outstanding purchase rights continue unchanged.

Authorized Shares

Subject to adjustment as provided in the 2021 ESPP, the maximum aggregate number of shares of Common Stock that may be issued under the 2021 ESPP is 500,000. The shares of Common Stock issuable under the 2021 ESPP may be made available from authorized but unissued or reacquired shares of Common Stock, shares of Common Stock purchased on the open market, or of any combination thereof.

Subject to the requirements of Section 424 of the Code to the extent applicable, in the event of any change in capitalization of the Company or other extraordinary transactions or events, appropriate and proportionate adjustments will be made in the number and kind of shares subject to the Plan, the limit on the shares which may be purchased by any Participant during an offering and each purchase right, and in the purchase price, in order to prevent dilution or enlargement of participants’ rights under the Plan.

Amendment or Termination

Generally, the 2021 ESPP will continue in effect until the earliest of (1) its termination by the Board, (2) the issuance of all shares available for issuance under the 2021 ESPP and (3) the day before the ten-year anniversary of the effective date of the 2021 ESPP.

The Board may at any time amend, suspend or terminate the 2021 ESPP, except that no such amendment, suspension or termination will affect purchase rights previously granted under the 2021 ESPP unless expressly provided by the Board, and no such amendment, suspension or termination may adversely affect a purchase right previously granted under the 2021 ESPP without the consent of the participant, except to the extent permitted by the 2021 ESPP or as may be necessary to qualify the 2021 ESPP as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule.

In addition, an amendment to the 2021 ESPP must be approved by the stockholders of the Company within twelve (12) months of the adoption of the amendment if the amendment would authorize the sale of more shares than are then authorized for issuance under the 2021 ESPP or would change the definition of the companies that may be designated by the Committee as participating companies.

In the event that the Committee determines that continuation of the 2021 ESPP or an offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any participant, including with respect to an offering period then in progress: (1) terminate the 2021 ESPP or any offering period; (2) accelerate the purchase date of any offering period; (3) reduce the discount or the method of determining the purchase price in any offering period (e.g., by determining the purchase price solely on the basis of the fair market value on the purchase date); (4) reduce the maximum number of shares of Common Stock that may be purchased in any offering period; or (5) take any combination of the foregoing actions.

Non-US Participants

To the extent permitted under Section 423 of the Code, without the amendment of the 2021 ESPP, the Company may provide for the participation in the 2021 ESPP by employees of the Company or a subsidiary who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the 2021 ESPP as may in the judgment of the Company be necessary or desirable to foster and promote achievement of the purposes of the 2021 ESPP and, in furtherance of such purposes the Company may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or the Company’s subsidiaries operate or have employees.

Federal Tax Consequences

The 2021 ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under the Code, no taxable income should be recognized by a participant with respect to shares purchased under the 2021 ESPP either at the time of enrollment or at any purchase date within an offering period.

If the participant disposes of shares purchased pursuant to the 2021 ESPP more than two years from the applicable grant date, and more than one year from the applicable purchase date, the participant will recognize ordinary compensation income equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (2) the excess of the fair market value of the shares as of the grant date over the purchase price (determined assuming purchase on the grant date). Any gain on the disposition in excess of the amount treated as ordinary compensation income will be long-term capital gain.

The Company is not entitled to take a deduction for the amount of the discount in the circumstances indicated above.

If the participant disposes of shares purchased pursuant to the 2021 ESPP within two years after the grant date or one year after the purchase date, the employee will recognize ordinary compensation income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. The Company is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.

The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Code are complex. Therefore, the foregoing outline is intended to summarize only certain major federal income tax rules concerning qualified employee stock purchase plans.

New Plan Benefits

Because benefits under the 2021 ESPP will depend on employees’ elections to participate and the fair market value of the Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2021 ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the 2021 ESPP.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of Common Stock under the 2021 ESPP with the Securities and Exchange Commission pursuant to the Securities Act of 1933 as soon as practicable after approval of the 2021 ESPP by our stockholders.

The Board unanimously recommends that stockholders vote “FOR” the approval of the VSE Corporation 2021 Employee Stock Purchase Plan.

Equity Compensation Plan Information (1)

We have one compensation plan approved by our stockholders under which our equity securities are authorized for issuance to employees and directors: the 2006 Restricted Stock Plan. The following table sets forth the amounts of securities authorized for issuance under the 2006 Restricted Stock Plan as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	123,092	$—	602,853
Equity compensation plans not approved by security holders	—	$—	—
Total	123,092	$—	602,853

(1) The information disclosed in this table corrects the information previously provided in our Annual Report on Form 10-K for the year ended December 31, 2020.
(2) The amount disclosed in this column includes the estimated number of shares that may be issued pursuant to outstanding restricted stock awards that are denominated in cash until vesting, calculated based on the dollar value of such awards and the closing price of our common stock on December 31, 2020 ($38.49).
(3) All of the shares included in this column may be issued with respect to awards other than options, warrants and rights (such as restricted stock).

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the record date, March 17, 2021, there were 12,691,570 shares of VSE Stock outstanding. The following table sets forth certain information regarding beneficial ownership of VSE Stock as of March 17, 2021, for beneficial owners of more than 5% of VSE Stock, each director, executive officer and for all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Outstanding Shares

Certain Beneficial Owners (at least 5%)
FMR LLC (1)	1,653,579	13.0%
245 Summer Street, Boston, MA 02210
Dimensional Fund Advisors LP (2)	679,622	5.4%
6300 Bee Cave Road, Bldg. 1, Austin TX, 78746
BlackRock, Inc. (3)	635,363	5.0%
55 East 52nd Street, New York, NY 10055
Non-Employee Directors
Ralph E. Eberhart	36,607	*
Mark E. Ferguson III (4)	10,805	*
Calvin S. Koonce (5)	1,864,936	14.7%
James F. Lafond (6)	30,600	*
John E. Potter	17,770	*
Jack C. Stultz	22,300	*
Bonnie K. Wachtel (7)	132,852	1.0%

Named Executive Officers and Other Directors
John A. Cuomo	30,428	*
Stephen D. Griffin	3,311	*
Thomas M. Kiernan	39,085	*
Robert A. Moore	2,363	*
Benjamin E. Thomas	8,084	*
Chad M. Wheeler	14,194	*

Directors and Executive Officers as a Group
(13 persons)	2,213,335	17.4%
 * Represents less than one percent.

(1)The beneficial ownership reported is based upon a Schedule 13G/A filed by FMR LLC, and Abigail P. Johnson and Fidelity Low-Priced Stock Fund on February 8, 2021. The Schedule 13G/A indicates that FMR LLC has sole dispositive power as to 1,653,579 shares and sole voting power as to 192,538 shares, Abigail P. Johnson has sole dispositive power as to 1,653,579 shares, and Fidelity Low-Priced Stock Fund has sole voting power as to 860,146.

(2)The beneficial ownership reported is based upon a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 16, 2021. The Schedule 13G/A indicates that Dimensional Fund Advisors LP has sole dispositive power as to 679,622 shares and sole voting power as to 647,705 shares.

(3)The beneficial ownership reported is based upon a Schedule 13G/A filed by BlackRock, Inc. on February 1, 2021. The Schedule 13G/A indicates that BlackRock, Inc. has sole dispositive power as to 635,363 shares and sole voting power as to 627,297 shares.

(4)The share amount reported for Mr. Ferguson includes 1,794 shares held in a retirement account.

(5)Mr. Koonce’s mailing address is 6229 Executive Blvd., Rockville, MD 20852. The share amount reported for Mr. Koonce includes 20,000 shares held by his wife and 501,584 shares held in a family trust by Koonce, LLC.

(6)The share amount reported for Mr. Lafond includes 12,900 shares held in a family trust.

(7)The share amount reported for Ms. Wachtel includes 1,000 shares held in a retirement account.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act, requires VSE officers and directors and persons who own more than 10% of the VSE Stock to file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and written representations by certain officers and directors, we believe that all of our officers, directors and stockholders subject to the reporting requirements of Section 16(a) filed their reports on a timely basis during 2020.

STOCKHOLDER PROPOSALS

In order to properly submit a proposal for inclusion in the proxy statement for the 2022 annual meeting of stockholders, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal at our principal executive offices, 6348 Walker Lane, Alexandria, Virginia 22310-3226, in care of our Corporate Secretary, by no later than December 3, 2021.

In addition, under our by-laws, stockholders may recommend persons to be nominated for election as our directors at the annual meeting of stockholders. To be considered for nomination, such recommendation must be received in writing by our Secretary no later than 90 days before the date which corresponds to the date on which the annual meeting of stockholders was held during the immediate prior year, i.e., February 4, 2022 in respect of the annual stockholders meeting in 2022. Such recommendation shall be accompanied by the name of the stockholder proposing the candidate, evidence that stockholder is a beneficial owner of our Stock as of the record date established for the determination of stockholders entitled to notice of, and to vote at, the annual meeting of stockholders, the name of candidate being proposed for nomination, and the candidate’s biographical data and qualifications.

OTHER MATTERS
We will bear the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of mail, proxies may be solicited by personal interview or telephone by our directors, officers and employees. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries, who are record holders of Stock, for forwarding solicitation material to the beneficial owners of the Stock. We will, on the request of such record holders, pay the reasonable expenses for completing the mailing of such materials to the beneficial owners.

A copy of the VSE’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2020, will be furnished without charge on written or telephonic request to Thomas M. Kiernan, Vice President and Corporate Secretary, 6348 Walker Lane, Alexandria, VA 22310-3226 or call (703) 329-4721. The Form 10-K is also available at www.vsecorp.com.

By Order of the Board of Directors
Thomas M. Kiernan, Secretary

__________________________

Appendix A
VSE CORPORATION
2021 EMPLOYEE STOCK PURCHASE PLAN

1.Establishment. This VSE Corporation 2021 Employee Stock Purchase Plan (the “Plan”) is effective as of March 17, 2021 (the “Effective Date”), provided that the Plan shall not become effective unless it has been approved by the stockholders of the Company on or before the 12-month anniversary of the date the Plan is adopted by the Board. If stockholder approval is not received by such date, the Plan will have no effect. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to such section) (“Section 423”), and the Plan shall be so construed.

2.Term of the Plan. The Plan shall continue in effect until the earliest of (a) its termination by the Board, (b) the issuance of all Stock available for issuance under the Plan and (c) the day before the ten year anniversary of the Effective Date.

3.Purpose. The purpose of this Plan is to provide eligible employees of the Company with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and to provide an incentive for continued employment.

4.Shares Subject to Plan. Subject to adjustment as provided in this Section 4, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 500,000 and shall consist of authorized but unissued or reacquired shares of Stock, shares of Stock purchased on the open market, or any combination thereof. Subject to the requirements of Section 424 of the Code to the extent applicable, in the event of any change in capitalization of the Company or other extraordinary transactions or events, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 9 and 10(a)) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under the Plan.

5.Eligibility.

a.Eligible Employees. Each Employee of a Participating Company is eligible to participate in an Offering Period under this Plan, except the following:

i.Employees who have been employed by the Participating Company Group for a period of less than three (3) months as of the first day of an Offering Period (unless otherwise determined by the Committee); and

ii.Employees who are customarily employed by the Participating Company Group for twenty (20) or less hours per week (unless determined otherwise by the Committee).

b.Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own, or hold options to purchase, stock of the Company or of any Parent or Subsidiary possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5(b), the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

6.Offering Dates.

a.Unless otherwise determined by the Committee, each Offering Period will be six (6) months and the Purchase Date will be the last day of the Offering Period. Offering Periods may be consecutive. If the first or last day of an Offering Period or a Purchase Period is not a Business Day, the Company shall specify the Business Day that will be deemed the first or last day, as the case may be, of the Offering Period or Purchase Period.

b.The first Offering Period under the Plan shall commence on July 1, 2021 and shall end with a Purchase Date that occurs after six months (the “Initial Offering Period”). The Initial Offering

Period shall consist of a single Purchase Period. Thereafter, a new six-month Offering Period shall commence on each subsequent July 1st and January 1st, with each such Offering Period consisting of a single six-month Purchase Period ending on or prior to June 30th or December 31st, respectively, except as otherwise provided by the Committee; provided, however, that no Offering Period may have a duration exceeding 27 months.

7.Participation in this Plan.

a.Initial Participation. Any Employee who is an Eligible Employee may become a Participant in an Offering Period by delivering a properly completed written or electronic Subscription Agreement to the Company office or representative designated by the Company (including the Administrator) not later than the close of business on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement in the manner permitted or required on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate Company office or representative on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

b.Continued Enrollment in Offering Periods. Once an Employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of such prior Offering Period provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from participation in the Plan pursuant to Section 12, or (b) terminated employment or otherwise ceased to be an Eligible Employee as provided in Section 5. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7(a) if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8.Purchase Price. Unless otherwise determined by the Committee, the Purchase Price in any Offering Period will be eighty-eight percent (88%) of the lesser of (a) the Fair Market Value on the Offering Date and (b) the Fair Market Value on the Purchase Date; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value on the Offering Date and (b) the Fair Market Value on the Purchase Date.

9.Grant of Purchase Right. Except as otherwise provided herein, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (i) that number of whole shares of Stock determined by dividing the Dollar Limit (determined as provided below) by the Fair Market Value of a share of Stock on such Offering Date or (ii) the Share Limit (determined as provided below). The Committee may, in its discretion and prior to the Offering Date of any Offering Period, (A) change the method of, or any of the foregoing factors in, determining the number of shares of Stock subject to Purchase Rights to be granted on such Offering Date, or (B) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering or on any Purchase Date within an Offering Period. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee. For the purposes of this Section, the “Dollar Limit” shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and the “Share Limit” shall be determined by multiplying 100 shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share. The Share Limit may be adjusted by the Committee prior to the start of an Offering Period.

10.Payment of Purchase Price; Payroll Deduction Changes; Share Issuances.

a.Payroll Deductions. The Purchase Price of the shares is accumulated by regular payroll deductions from the Participant’s Compensation accumulated during each Offering Period, as set forth in the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each pay day during an Offering Period in one percent (1%) increments not less than one percent (1%) (except as a result of an election pursuant to Section 10(b) to stop payroll deductions effective following the first day of an Offering), nor greater than twelve percent (12%). “Compensation” means base salary and regular hourly wages. Payroll deductions shall commence on the first payday following the beginning of any Offering Period, and shall continue to the end of the applicable Offering Period unless sooner altered or terminated as provided herein. Notwithstanding the foregoing, a Participant’s payroll deductions for each calendar year may not exceed Twenty-Two Thousand Dollars ($22,000) in Fair Market Value. The Committee may change the foregoing limits on payroll deductions effective as of any Offering Date. All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company.

b.Modifications. A Participant may decrease the rate of payroll deductions during an Offering Period by completing a new Subscription Agreement for payroll deductions, with the new rate to become effective as soon as reasonably practicable and continuing for the remainder of the Offering Period unless changed. An increase in the rate of payroll deductions may not be made during an Offering Period unless otherwise determined by the Committee. A Participant may increase or decrease the rate of payroll deductions for any future Offering Period by completing a new Subscription Agreement prior to the beginning of such Offering Period.

c.Purchase of Shares. On each Purchase Date of an Offering Period, so long as this Plan remains in effect and provided that a Participant has not withdrawn from the Plan and the Participant’s participation in the Offering has not otherwise terminated before such Purchase Date, the Participant will automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event will the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No Stock will be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated prior to such Purchase Date.

d.Return of Plan Account Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period.

e.Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

f.Pro-Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4 or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Committee pursuant to Section 9, the Company shall make a pro-rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro-rata allocation to any Participant shall be disregarded.

g.Delivery of Shares. As promptly as practicable after the Purchase Date, the Company will issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her Purchase Right.

11.Limitations on Shares to be Purchased. No Participant will be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds $25,000 in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period will be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.

12.Withdrawal.

a.Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other period as specified by the Committee. The Committee may set forth a deadline of when a withdrawal must occur to be effective prior to a given Purchase Date in accordance with policies it may approve from time to time.

b.Upon withdrawal from this Plan, the accumulated payroll deductions that have not been applied toward the purchase of shares of Stock will be returned to the withdrawn Participant as soon as practicable after the withdrawal, without interest (unless otherwise required by applicable law), and his or her interest in this Plan and the Offering will terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date after such withdrawal by meeting the Plan’s eligibility requirements and filing a new Subscription Agreement.

13.Notification of Disposition of Shares. The Company may require the Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares of Stock acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares of Stock acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

14.Termination of Employment. Termination of a Participant’s employment for any reason, including (but not limited to) retirement, death, disability, or the failure of a Participant to remain an Eligible Employee, immediately terminates his or her participation in this Plan. In such event, accumulated payroll deductions credited to the Participant’s account that have not been applied toward the purchase of shares of Stock will be returned as soon as practicable to him or her or, in the case of his or her death, to his or her legal representative, without interest (unless otherwise required by applicable law).Employee status shall be determined under the applicable Section 423 rules.

15.Effect of a Change in Control on Purchase Rights. In the event of a Change in Control, the Board (or the Committee) may, provide for any of, or a combination of any of, the following: (a) each Purchase Right shall be assumed or an equivalent purchase right shall be substituted by the successor entity or parent or subsidiary of such successor entity; (b) a date selected by the Board (or the Committee) on or before the date of consummation of such Change in Control shall be treated as a Purchase Date and all outstanding Purchase Rights shall be exercised on such date; (c) all outstanding Purchase Rights shall terminate and the accumulated payroll deductions will be refunded to each Participant upon or immediately prior to the Change in Control; or (d) outstanding Purchase Rights shall continue unchanged.

16.Return of Payroll Deductions. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company will deliver to the Participant all accumulated payroll deductions credited to such Participant’s account. No interest will accrue on the payroll deductions of a Participant in this Plan or otherwise be credited to the Participant’s Plan account, unless otherwise required by law.

17.No Assignability. Neither payroll deductions credited to a Participant’s account nor any Purchase Rights may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than as provided by the Plan or by will or the laws of descent and distribution. A beneficiary designation pursuant to Section 21 shall not be treated as a disposition for this purpose. Any such attempt at assignment, transfer, pledge, or other disposition will be void and without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.

18.Administration.

a.Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith. Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 18(a)) shall be final, binding and conclusive upon all persons having an interest therein. All expenses reasonably incurred by the Company in the administration of the Plan shall be paid by the Company.

b.Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has actual authority with respect to such matter, right, obligation, determination or election.

c.Policies and Procedures Established by the Company. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and the requirements of Section 423, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan.

19.Use of Participant Funds and Reports. Unless otherwise required by law, the Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant payroll deductions, and, until shares are issued, Participants will only have the rights of an unsecured creditor. Each Participant who has exercised all or part of such Participant’s Purchase Right will receive, or have access to, promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the Purchase Price thereof, the date of purchase, and the remaining cash balance, if any, refunded or carried forward to the next Purchase Period or Offering Period, as the case may be. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.

20.No Rights to Continued Employment. Neither this Plan nor the grant of any Purchase Right hereunder will confer any right on any employee to remain in the employ of the Participating Company Group or restrict the right of the Participating Company Group to terminate such employee’s employment.

21.Designation of Beneficiary.

a.If provided in the Subscription Agreement, a Participant may file a written or electronic designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death after the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a Participant may file a written or electronic designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form will be valid only if it was filed with the Company and/or any third party administrator at the prescribed location before the Participant’s death.

b.Such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, unless otherwise required by applicable law, the

Company will deliver any shares or cash credited to the Participant’s Plan account to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or, if no spouse is known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

22.Compliance with Securities Law. The issuance of shares of Stock under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

23.Rights as a Stockholder. A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.

24.Governing Law. The Plan will be governed by and interpreted consistently with the laws of the State of Delaware, except as may be necessary to comply with applicable requirements of federal law.

25.Amendment and Termination of the Plan. The Board may at any time amend, suspend or terminate the Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Board, and (b) no such amendment, suspension or termination may materially adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 or to comply with any applicable law, regulation or rule. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies. Notwithstanding the foregoing, in the event that the Committee determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (i) terminate the Plan or any Offering Period; (ii) accelerate the Purchase Date of any Offering Period; (iii) reduce the discount or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date); (iv) reduce the maximum number of shares of Stock that may be purchased in any Offering Period; or (v) take any combination of the foregoing actions.

26.Non-U.S. Participants. To the extent permitted under Section 423, without the amendment of the Plan, the Company may provide for the participation in the Plan by employees of the Company or a Subsidiary who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Company be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Company may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or the Company’s Subsidiaries operate or have employees.

27.Definitions and Construction.
a.Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

i.“Administrator” means the Committee or officer or employee of the Company to whom the Committee has delegated its authority under the Plan, to the extent permitted by applicable law.

ii.“Board” means the Board of Directors of the Company.

iii.“Business Day” means any day on which the national stock exchange on which the Stock is traded is available and open for trading.

iv.“Change in Control” means an occasion upon which: (a) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation controlled by the Company, acquires (either directly and/or through becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act)), directly or indirectly, securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (or has acquired securities representing 50% or more of the combined voting power of the Company’s then outstanding securities during the 12-month period ending on the date of the most recent acquisition of Company securities by such person); or (b) during any period of twelve (12) consecutive months (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (a) or (b) of this Section 27(a)(iv)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (c) any of (i) the Company consummates a merger, consolidation, reorganization, recapitalization or statutory share exchange (a “Business Combination”), other than a Business Combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power and at least 50% of the combined total fair market value of the securities of the Company or such surviving entity outstanding immediately after such Business Combination, (ii) the Company’s shareholders approve a plan of complete liquidation of the Company, or (iii) the Company completes the sale or other disposition of all or substantially all of its assets in one or a series of transactions.

v.“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

vi.“Committee” means Compensation and Human Resources Committee of the Board or such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

vii.“Company” means VSE Corporation, a Delaware Corporation, or any successor corporation thereto.

viii.“Employee” means a person treated as an employee of a Participating Company for purposes of Section 423. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company.

ix.“Eligible Employee” means an Employee who meets the eligibility requirements set forth in Section 5 of the Plan.

x.“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor thereto, together with the rules, regulations, and interpretations promulgated thereunder.

xi.“Fair Market Value” means on any given date, the closing price per share of Stock as reported for such day by the principal exchange or trading market on which Stock is traded (as determined by the Administrator) or, if Stock was not traded on such date, on the next preceding day on which Stock was traded. If the Stock is not listed on a stock exchange or if trading activities for Stock are not reported, the Fair Market Value will be determined by the Committee or an Administrator, consistent with applicable legal requirements (including, if applicable, the requirements of Section 409A of the Code).

xii.“Offering” means an offering of Stock pursuant to the Plan, as provided in Section 6. More than one Offering may run concurrently, the terms of which need not be the same, as permitted under Section 423.

xiii.“Offering Date” means, for any Offering Period, the first day of such Offering Period.

xiv.“Offering Period” means a period, established by the Committee in accordance with Section 6, during which an Offering is outstanding.

xv.“Officer” means any person designated by the Board as an officer of the Company.

xvi.“Parent” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

xvii.“Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

xviii.“Participating Company” means the Company and any Parent or Subsidiary designated by the Committee as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Committee shall have the discretion to determine from time to time which Parents or Subsidiaries shall be Participating Companies.

xix.“Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

xx.“Purchase Date” means, for any Offering Period, the last day of such Offering Period, or, if so determined by the Committee, the last day of each Purchase Period occurring within such Offering Period.

xxi.“Purchase Period” means a period, established by the Committee in accordance with Section 6, included within an Offering Period and on the final date of which outstanding Purchase Rights are exercised.

xxii.“Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 8.

xxiii.“Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 9, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any payroll deductions accumulated on behalf of the Participant and not previously applied to the purchase of Stock under the Plan, and to terminate participation in the Plan at any time during an Offering Period.

xxiv.“Securities Act” means the United States Securities Act of 1933, as amended.

xxv.“Stock” means the Common Stock, par value $0.05 per share, of the Company, as adjusted from time to time in accordance with Section 4.

xxvi.“Subscription Agreement” means a written or electronic agreement, in such form as is specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation.

xxvii.“Subscription Date” means the last Business Day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

xxviii.“Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

b.Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.

The 2021 Annual Meeting of Stockholders will be held virtually on
May 5, 2021 at 10:00 am EDT.
To attend, vote and submit questions during the annual meeting, visit
www.virtualshareholdermeeting.com/VSEC2021 and enter the 16-digit number included in your proxy card or voting instruction card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2021 Proxy Statement and our 2020 Annual Report to Stockholders are available at www.proxyvote.com.

D42398-P51446

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

VSE CORPORATION

The undersigned appoints Ralph E. Eberhart and Thomas M. Kiernan as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of VSE Corporation held of record by the undersigned at the close of business on March 17, 2021 at the Annual Meeting of Stockholders of VSE Corporation to be held on May 5, 2021, or at any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR 1 YEAR ON PROPOSAL 5, FOR PROPOSAL 6, AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

VSE CORPORATION
6348 WALKER LANE
ALEXANDRIA, VIRGINIA 22310

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VSEC2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

The Virtual Annual Meeting will be held on May 5, 2021 at 10:00 am EDT.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D42397-P51446 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

VSE CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John A. Cuomo
02) Ralph E. Eberhart
03) Mark E. Ferguson III
04) Calvin S. Koonce
05) James F. Lafond
06) John E. Potter
07) Jack C. Stultz
08) Bonnie K. Wachtel

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 1 year on the following proposal:

	1 Year	2 Years	3 Years	Abstain
5. Recommendation, by non-binding advisory vote, on the frequency of advisory votes to approve the named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
6. Approval of the VSE Corporation 2021 Employee Stock Purchase Plan.	☐	☐	☐

NOTE: Such business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date